SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Corn Products International, Inc.

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5 Westbrook Corporate Center, Westchester, Illinois 60154
March 29, 2005
Dear Stockholder:
      Enclosed are the notice of annual meeting of stockholders, proxy statement and proxy card for this year’s annual meeting of stockholders of Corn Products International, Inc. The annual meeting will be held solely to vote on each of the matters described in the proxy statement. We do not expect any other business will be transacted.
      This year we are asking that stockholders approve amendments to and otherwise reapprove our Stock Incentive Plan and our Annual Incentive Plan. The Stock Incentive Plan was first approved by stockholders in 1998. In addition to making more shares available for new awards, we propose to revise the Stock Incentive Plan so that awards other than stock options and stock appreciation rights will more rapidly deplete the pool of available shares. We also propose to revise the Stock Incentive Plan to expressly prohibit re-pricings and to eliminate the ability that we currently have, but do not use, to “add-back” shares under a variety of circumstances. Also, stockholder reapproval of the Stock Incentive Plan will allow us to continue to ensure that certain compensation paid to executives under it will remain eligible for exclusion from the deduction limit under Section 162(m) of the Internal Revenue Code. The Annual Incentive Plan was first approved by stockholders in 2000. Stockholder reapproval of the Annual Incentive Plan is necessary at this time in order to ensure that certain compensation paid to executives under it will remain eligible for exclusion from the deduction limit under Section 162(m) of the Internal Revenue Code. We also propose to revise the Annual Incentive Plan to better comply with the recently enacted American Jobs Creation Act of 2004. These changes and other less significant changes that we propose to make to the Stock Incentive Plan and the Annual Incentive Plan are described in more detail in the proxy statement.
      Please note that once again you can vote by the Internet, by telephone or by completing the enclosed proxy card. Instructions for voting by either the Internet or telephone are given on the enclosed proxy card. Note also that if you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with your voting instruction form.
      Your vote is important to the Company, whether or not you plan to attend. If you plan to attend the annual meeting, please so indicate and bring the admission ticket that is attached to the enclosed proxy card.

Sincerely,

Samuel C. Scott III
Chairman, President and
Chief Executive Officer

Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, Illinois 60154
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
      The 2005 annual meeting of stockholders of Corn Products International, Inc. will be held at the Westbrook Corporate Center Meeting Facility, which is located on the ground floor of the annex between Towers 2 and 5 of the Westbrook Corporate Center (near the southwesterly corner of the intersection of Cermak Avenue and Wolf Road), in Westchester, Illinois, on Wednesday, May 18, 2005, at 9:00 a.m., local time, for the following purposes:

1. To elect four Class II directors, each for a term of three years.

2. To amend and reapprove the Corn Products International, Inc. 1998 Stock Incentive Plan, which will be redesignated as the Corn Products International, Inc. Stock Incentive Plan.

3. To amend and reapprove the Corn Products International, Inc. Annual Incentive Plan.

4. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for 2005.

5. To transact such other business, if any, that is properly brought before the meeting and prior to any adjournment or adjournments thereof.
      March 21, 2005 is the record date for the annual meeting. Only stockholders of record at the close of business on that date may vote at the meeting. For ten days before the meeting, a list of stockholders will be available for inspection during ordinary business hours at the address set out above.
      Your vote is important. Whether or not you expect to attend the annual meeting, please ensure that your vote will be counted by voting over the internet, by telephone or by signing, dating and returning your proxy card or voting instruction form promptly in the prepaid envelope provided.
By order of the Board of Directors,

Marcia E. Doane
Vice President, General Counsel
and Corporate Secretary
March 29, 2005

Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, Illinois 60154
PROXY STATEMENT
General Information
      You have received this proxy statement because the Board of Directors of Corn Products International, Inc. (the “Company”) is asking for your proxy to vote your shares at the 2005 annual meeting of stockholders that is scheduled to be held on Wednesday, May 18, 2005 (the “Annual Meeting”). This proxy statement and the accompanying 2004 annual report to stockholders of the Company are being mailed commencing on or about April 1, 2005. On March 21, 2005, the record date for the Annual Meeting, 75,176,295 shares of the Company’s common stock were issued and outstanding.
      In accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this proxy statement and the annual report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of those stockholders. Upon written or oral request, the Company will deliver promptly a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Any stockholder who wishes to receive a separate copy of this proxy statement or the annual report can do so by telephoning Marcia E. Doane, Corporate Secretary of the Company, at 708-551-2600 or by mailing the request to Ms. Doane at the Company’s principal executive office, which address is Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154.
      In addition, any stockholder sharing an address with other stockholders of the Company can request delivery of only a single copy of future annual reports and proxy statements by telephoning Marcia E. Doane, Corporate Secretary of the Company, at 708-551-2600 or by mailing the request to Ms. Doane at the Company’s principal executive office, which address is Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154. Please also keep in mind that this proxy statement and the accompanying 2004 annual report to stockholders will be published and available for viewing and copying in the “Investors” section of the Company’s web site at http://www.cornproducts.com.
      Please note that the information on our website is not incorporated by reference in this Proxy Statement. The Company would also like to remind you that any stockholder having computerized access to the Internet may consent at any time to receive electronic notification of these documents by following the enrollment instructions available at http://www.cornproducts.com.
Who May Vote
      You may vote at the Annual Meeting if you were a stockholder of record of the Company’s common stock at the close of business on March 21, 2005. You are entitled to one vote for each share of common stock of the Company that you owned as of the record date. If you are a participant in the Corn Products International Stock Fund of the Company’s Retirement Savings Plans or the Company’s automatic dividend reinvestment plan, your proxy card includes the number of shares in your plan account as well as any other shares of Company common stock held of record in your name as of March 21, 2005.
How To Vote
      You may vote by proxy at the Annual Meeting or in person. If you vote by proxy, please sign and date the enclosed proxy card and return it to us in the envelope provided. Specify your choices on the proxy card. If you return a signed and dated proxy card but do not specify your choices on it, your shares will be voted in favor of the election of each of the director nominees and in favor of each of the other proposals stated in the notice of Annual Meeting.

      If you are a registered stockholder, you may also vote either by telephone or electronically through the Internet by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. Eastern Time on May 17, 2005. You may revoke your proxy at any time before it is voted by (i) notifying the Company’s Corporate Secretary in writing, (ii) returning a later-dated, signed proxy card or voting instruction form, (iii) submitting a later-dated proxy electronically through the Internet or by telephone, or (iv) voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to Marcia E. Doane, Corporate Secretary, Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154.
      If your shares are held through a bank, broker or other holder of record, please check your voting instruction form or contact your bank, broker or other nominee holder to determine whether you will be able to vote by telephone or electronically through the Internet.
Required Votes
      To carry on the business of the Annual Meeting, a quorum of the stockholders is required. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. If a quorum is present, the four director nominees receiving the most votes will be elected. If you withhold your vote for any or all nominees, your vote will not count either “for” or “against” the nominee. Other proposals require the favorable vote of a majority of the votes present at the meeting in person or by proxy and entitled to vote. A vote to “abstain” (or to withhold your vote) on any other proposal will be counted as present for quorum purposes and will be considered as being present for the vote on that proposal, but it will not be counted as a vote cast “for” that proposal and will, therefore, have the effect of a vote against the proposal.
      If you hold your shares of Company common stock through a bank, broker or other holder of record and have not returned a signed proxy card, your broker will have authority to vote your shares but only on those proposals that are considered discretionary under the applicable New York Stock Exchange rules. If your broker does not have such discretion on any proposals (broker non-votes), your shares will be counted as being present at the Annual Meeting for quorum purposes, but they will not be counted as being present for the votes cast on those proposals.
Adjustments for Stock Split
      Except as otherwise specifically noted herein, all share numbers contained in this Proxy Statement have been adjusted to reflect the Company’s 2-for-1 stock split that was approved by the Board on December 1, 2004 and that became effective January 25, 2005.
Solicitation of Proxies
      The Company will pay all costs of soliciting proxies and will reimburse brokers, banks and other custodians and nominees for their reasonable expenses for forwarding proxy materials to beneficial owners and obtaining their voting instructions. In addition to this mailing, directors, officers and other employees of the Company may solicit proxies electronically, personally or by mail or telephone.
Governance Principles and Policies on Business Conduct
      The Company’s Governance Principles and Policies on Business Conduct are available in the “Governance” section of the Company’s web site at http://www.cornproducts.com. Please note that the information on our web site is not incorporated by reference in this Proxy Statement.
Board of Directors
      The business and affairs of the Company are conducted under the direction of its Board of Directors (the “Board”). The Board presently consists of twelve members, ten of whom have been determined to be independent under the rules of the New York Stock Exchange.

      Mr. Clifford B. Storms has announced his intention to retire from the Board as of the Annual Meeting, at which time the Board will be reduced to eleven members. Mr. Gregory B. Kenny was appointed to the Board in March 2005 to replace Mr. Storms. A professional third-party search firm initially recommended Mr. Kenny to the Corporate Governance and Nominating Committee which in turn recommended Mr. Kenny to the Board for nomination.
      Please see the section titled “Independence of the Board Members” and “Proposal 1. Election of Directors” below for more information. The Board is divided into three classes, with one class elected each year for a three-year term.
Director Attendance
      In addition to the various committee meetings referred to below, the Board held eight meetings in 2004. Each director attended at least 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2004. As a group, the directors’ meeting attendance averaged 95.3 percent for the year.
      The Company encourages, but does not require, its directors to attend the Annual Meeting of stockholders. Last year, all eleven of our directors attended the Annual Meeting of stockholders.
Independence of the Board Members
      Under the rules of the New York Stock Exchange, a director is not considered to be independent unless the Board has affirmatively determined that the director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In addition, the New York Stock Exchange rules stipulate that certain relationships preclude a director from being considered to be independent. The Board has determined that each director and nominee for director, except for Samuel C. Scott, the Company’s Chief Executive Officer, and Luis Aranguren, are independent. In making such determinations, the Board considered the facts underlying the relationships described below and determined that none of such relationships was a material relationship that would impair the independence from management of any such individuals.
      Mr. Kastory serves as a member of the Advisory Board of Bimbo Bakeries USA, the United States division of Grupo Bimbo, S.A. de C.V., Mexico’s largest baking company. In 2004, the Company’s Mexican subsidiary had sales to Grupo Bimbo of approximately US$13,557,000. Mr. Kastory receives a nominal fee for each of the two meetings per year, plus travel expenses, for serving on the Advisory Board. The Advisory Board is a consultative body that meets twice each year with the Chairman of Bimbo Bakeries to discuss strategic, business and marketing matters, and is not a governance body. None of Mr. Kastory’s compensation is tied to the business or relationship between Bimbo Bakeries and the Company. Mr. Ringler is a director of Dow Chemical Company, from which the Company made purchases of ion exchange resins and caustic soda for approximately US$2,771,000 during 2004. Ms. Klein is an executive officer of CDW Corporation, from which the Company made purchases of computer equipment for approximately US$425,000 during 2004. In addition Ms. Klein previously served as Vice President of Finance and Chief Financial Officer of Dean Food Company from 2000 to 2002. The Company had sales to Dean Foods in 2004 of approximately US$945,000 and made rebate payments to Dean Food of approximately US$258,000. Ms. Hendricks is a leadership development consultant for Lee Hecht Harrison. The Company made payments of US$21,128.25 to Lee Hecht Harrison in 2004. In addition, certain members of the Board serve as directors of various charitable organizations. During 2004, the Company made contributions to some of these charitable organizations. None of the contributions made by the Company to charitable organizations where our non-employee directors are directors exceeded US$10,000.
      Non-management directors meet regularly in executive sessions without management. Executive sessions are held in conjunction with each regularly scheduled meeting of the Board. “Non-management” directors are all those who are not Company officers and may include directors who are not “independent” by virtue of the existence of a material relationship with the Company. The “independent” directors meet in executive session at least once a year. The Company has no lead director; however, the Chairperson of the Corporate Governance and Nominating Committee acts as the Presiding Director at all Board Meetings with the exception of those Board meetings where executive performance and compensation are discussed. At these Board meetings, the Chairperson of the Compensation Committee acts as the Presiding Director. The Presiding Director is “independent” and is selected pursuant to the Company’s Governance Principles.
Communication with the Board
      Information regarding the manner in which security holders may communicate with the Board or with the non-management directors as a group and the manner in which those communications will be forwarded to the appropriate Board members can be found in the “Governance” section of the Company’s website at http://www.cornproducts.com.
Committees of the Board
      The Board currently has four standing committees, the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Finance Committee. Each of these committees operates pursuant to a written charter adopted by the Board. These charters are available in the “Governance” section of the Company’s web site at http://www.cornproducts.com. Please note that the information on our web site is not incorporated by reference in this Proxy Statement.
Audit Committee
      The Audit Committee is composed of at least three directors, each of whom is independent and financially literate as such terms are defined under the rules of the New York Stock Exchange. The Board has determined that the Company has more than one member of the Audit Committee who meets the legal requirements of an audit committee financial expert, one of whom is James M. Ringler.
      Pursuant to the provisions of its written charter as adopted by the Board, this committee assists the Board in fulfilling its oversight responsibilities in the areas related to the financial reporting process and the systems of financial control. The Audit Committee also acts as a separately-designated standing audit committee established in accordance with the Exchange Act. The independent auditors are accountable to and meet privately with this committee on a regular basis.
      Members of the Audit Committee are J. M. Ringler (Chairman), B. H. Kastory, B. A. Klein and C. B. Storms. This committee held ten meetings during 2004 and has furnished the following report.
Audit Committee Report
      The following “Audit Committee Report” shall not be deemed filed or incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The Audit Committee of the Board of Directors (the “Committee”) reports that it has: (i) reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2004; (ii) discussed with KPMG LLP, the registered public accounting firm of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 and discussed with KPMG LLP their independence. Based on such review and discussions, the Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for 2004 for filing with the Securities and Exchange Commission.

Audit Committee
J. M. Ringler, Chairman
B. H. Kastory
B. A. Klein
C. B. Storms
Compensation Committee
      The Compensation Committee is composed entirely of independent directors as “independence” is defined under the rules of the New York Stock Exchange. Each of the members of this committee is also a “non-employee director” as such term is defined under Exchange Act Rule 16b-3 and an “outside director” as such term is defined in Treasury Regulation § 1.162-27(3).
      Pursuant to the provisions of its written charter, this committee discharges the Board’s responsibilities relating to compensation of the Company’s executives, employee benefit plans and the compensation of directors.
      Members of the Compensation Committee are R. M. Gross (Chairman), R. J. Almeida, G. E. Greiner and W. S. Norman. This committee held six meetings during 2004.
Corporate Governance and Nominating Committee
      The Corporate Governance and Nominating Committee is composed entirely of independent directors as “independence” is defined under the rules of the New York Stock Exchange.
      Pursuant to the provisions of its written charter as adopted by the Board, this committee oversees the general areas of corporate governance and selected Company policies as well as the selection of directors.
      The Company retains a professional third-party search firm to help identify and facilitate the screening and interview process for director nominees. The Corporate Governance and Nominating Committee maintains, with the approval of the Board, formal criteria for selecting director nominees. The criteria used for selecting director nominees are included as Appendix A. In addition to these minimum requirements, the Corporate Governance and Nominating Committee will also evaluate whether the candidates’ skills and experience are complementary to the existing Board members’ skills and experience as well as the Board’s need for operational, management, financial, international, technological or other expertise. The search firm identifies and screens the candidates, performs reference checks, prepares a biography for each candidate for the Corporate Governance and Nominating Committee to review and assists in setting up interviews. The Corporate Governance and Nominating Committee members interview candidates that meet the criteria and select those that it will recommend to the Board for nomination. The Board considers the nominees and selects those who best suit the needs of the Board for nomination or election to the Board.
      The Corporate Governance and Nominating Committee will consider qualified candidates for director nominees suggested by our shareholders. Shareholders can suggest qualified candidates for director nominees by writing to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary at 5 Westbrook Corporate Center, Westchester, Illinois 60154. Submissions that are received that meet the criteria described above are forwarded to the search firm for further review and consideration. The Corporate

Governance and Nominating Committee intends to evaluate candidates proposed by shareholders in the same manner as other candidates.
      Members of the Corporate Governance and Nominating Committee are W. S. Norman (Chairman), R. M. Gross, K. L. Hendricks and J. M. Ringler. This committee held six meetings during 2004.
Finance Committee
      The Finance Committee is composed of four directors. Pursuant to the provisions of its written charter as adopted by the Board, this committee assists the Board in fulfilling its oversight responsibilities in the specific areas of capital structure, leverage and tax planning; risk management and the preservation of assets, investments, and employee pension plans.
      Members of the Finance Committee are K. L. Hendricks (Chairperson), R. J. Almeida, L. Aranguren and G. E. Greiner. This committee held three meetings during 2004.
Director Compensation and Tenure
      Employee directors do not receive additional compensation for serving as directors. All directors are reimbursed for Board and committee meeting expenses but no meeting attendance fees are paid. The following table displays the individual components of outside director compensation:

Annual Board Retainer	$100,000(1)
Annual Audit Committee Chairman Retainer	$10,000(1)
Annual Corporate Governance & Nominating Committee Chairman Retainer	$15,000(1)	(2)
Annual Compensation Committee Chairman Retainer	$7,000(1)
Annual Finance Committee Chairman Retainer	$4,000(1)
Annual grant of restricted stock (number of shares)	888(3)

(1)	Effective January 1, 2005, one half of the retainer is paid under the Stock Incentive Plan to eligible outside directors in the mandatory form of restricted stock units based upon shares of Company common stock that are deferred until retirement. In addition, a director may choose to take the remaining one half of his/her retainer in cash or to defer all or part of the cash portion of the retainer into the Company’s restricted stock units. Prior to January 1, 2005 the mandatory deferral portion of the retainer was paid in phantom stock units to directors who were participants under the Deferred Compensation Plan for Outside Directors. This Plan was discontinued for future awards and deferrals effective December 31, 2004. The account balance of phantom stock units under the Deferred Compensation Plan for Outside Directors for each outside director as of December 31, 2004 and the restricted stock units earned by each outside director during the first quarter of 2005 under the Stock Incentive Plan are indicated in the middle column of the Security Ownership Table appearing on page 7.

(2)	The Chairperson of the Corporate Governance and Nominating Committee is also the Presiding Director for executive sessions of the Board, except for the session to evaluate CEO and Officer performance which is presided over by the Chairperson of the Compensation Committee. In light of the added responsibilities of Presiding Director, the annual Chairperson’s retainer was increased to $15,000 by recommendation of the Compensation Committee, adopted by the Board of Directors on February 9, 2005.

(3)	As a portion of the director’s annual retainer, a one-time grant of 888 shares of restricted stock was made in May 2004 to each of the outside directors who was not scheduled to retire before the 2005 annual meeting of shareholders. The shares of restricted stock will remain restricted throughout the director’s tenure on the Board.
      Board policy requires outside directors to retire no later than the annual meeting following their 70th birthday (age 72 in the case of outside directors who have been previously identified by the Board of Directors as the founding directors). Employee directors, including the CEO, are required to retire from the Board upon retirement as an employee, unless the Board determines otherwise in unusual circumstances. As previously noted, Mr. Storms intends to retire from the Board in accordance with this policy.
Security Ownership of Certain Beneficial Owners and Management
      The following table shows, as of December 31, 2004, all persons or entities that the Company knows are beneficial owners of more than five percent of the Company’s issued and outstanding common stock.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class

Barclays Global Investors, NA,	6,617,724	8.94%
and Barclays Global Fund Advisors(1)
45 Fremont Street
San Francisco, California 94105
FMR Corp.(2)	3,840,120	5.18%
82 Devonshire Street
Boston, Massachusetts 02109

(1)	The ownership information disclosed above is based on a Schedule 13G report dated February 14, 2005 that Barclays Global Investors, NA., a U.S. investment adviser, filed with the SEC on behalf of itself and its affiliated group members, including Barclays Global Fund Advisors, a U.S. investment adviser. Barclays Global Investors, NA. has sole voting power as to 4,312,038 of such shares and sole dispositive power as to 4,720,066 of such shares and Barclays Global Fund Advisors has sole voting and dispositive power as to 1,897,658 of such shares. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2)	The ownership information disclosed above is based on a Schedule 13G report dated February 14, 2005 that FMR Corp. filed with the SEC on behalf of itself. FMR Corp. has sole voting power for 973,180 shares and sole investment power for 3,840,120 shares.
      The following table shows the ownership of Company common stock (including derivatives thereof), as of February 1, 2005, of each director, each named executive officer and all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership

		Shares Underlying
	Outstanding Shares	Phantom Stock	Percent
	of Company	Units and Restricted	of
Beneficial Owner	Common Stock(1)	Stock Units(2)	Class(3)

R. J. Almeida	16,888	13,814	*
L. Aranguren	888	0	*
G. E. Greiner	20,888	13,506	*
R. M. Gross	16,888	12,336	*
K. L. Hendricks	17,888	12,579	*
B. H. Kastory	24,812	21,033	*
G. B. Kenny	0	0	*
B. A. Klein	888	2,035	*
W. S. Norman	18,392	24,294	*
J. M. Ringler	12,888	14,123	*
C. B. Storms	58,870	20,769	*
S. C. Scott III	844,754	113,436	1.13%
C. K. Beebe	47,957	0	*
J. L. Fiamenghi	130,956	0	*
J. C. Fortnum	129,100	0	*
J. W. Ripley	279,216	17,200	*
All directors and executive officers as a group (22 persons)	1,983,449	265,324	3.01%

(1)	Includes shares of Company common stock held individually, jointly with others, in the name of an immediate family member or under trust for the benefit of the named individual. Unless otherwise noted, the beneficial owner has sole voting and investment power. Fractional amounts have been rounded to the nearest whole share.

Includes shares of Company common stock that may be acquired within 60 days of April 1, 2005, through the exercise of stock options granted by the Company in the following amounts as follows: 12,000 for R. J. Almeida, 12,000 for G. E. Greiner, 12,000 for R. M. Gross, 12,000 for K. L. Hendricks, 12,000 for B. H. Kastory, 12,000 for W. S. Norman, 12,000 for J. M. Ringler, 12,000 for C. B. Storms, 732,000 for S. C. Scott, 24,000 for C. K. Beebe, 49,500 for J. L. Fiamenghi, 99,500 for J. C. Fortnum, 264,000 for J. W. Ripley and 1,532,250 for all directors and executive officers as a group.

Includes shares of the Company’s common stock subject to restricted stock awards as follows: R. J. Almeida, 888, L. Aranguren, 888, G. E. Greiner, 888, R. M. Gross, 888, K. L. Hendricks 888, B. H. Kastory 888, B. A. Klein 888, W. S. Norman 888, J. M. Ringler, 888, C. B. Storms, 888, S. C. Scott 6,000, C. K. Beebe, 12,668, J. L. Fiamenghi, 14,268, J. C. Fortnum, 12,668 and J. W. Ripley, 2,200. The restricted stock awards granted to executive officers and management employees vest in five years; the awards of restricted stock granted to directors as part of their annual retainer do not vest until termination from the Board of Directors. Holders of restricted stock awards are entitled to vote the shares of Company common stock subject to those awards prior to vesting.

(2)	Includes shares of Company common stock that are represented by deferred phantom stock units and restricted stock units of the Company credited to the accounts of the outside directors and certain executive officers. The directors and executive officers have no voting or investment power over the Company’s phantom stock units and restricted stock units.

(3)	Less than one percent, except as otherwise indicated.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers to file timely reports of holdings and transactions in the Company’s common stock (including derivatives thereof) with the SEC. The Company has reviewed the forms filed on behalf of its directors and executive officers during and with respect to 2004 and has also reviewed other information including written representations that no annual SEC Form 5 report was required by such directors and executive officers. Based on this review, the Company believes that none of its directors and executive officers failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2004.
Stockholder Cumulative Total Return Performance Graph
      The graph shown below depicts the cumulative total return to stockholders (stock price appreciation or depreciation plus reinvested dividends) during the 5-year period from December 31, 1999 to December 31, 2004, for the Company’s common stock compared to the cumulative total return during the same period for the Russell 2000 Index and the peer group index (the “Peer Group Index”). The Russell 2000 Index is a comprehensive common stock price index representing equity investments in certain smaller companies. The Russell 2000 Index is value weighted and includes only publicly traded common stocks belonging to corporations domiciled in the U.S. and its territories. It measures the performance of the 2,000 smallest companies in the Russell 3000 Index.

      The Peer Group Index includes the following 32 companies in four identified sectors which, based on their Standard Industrial Classification (SIC) codes, are similar to the Company:

AGRICULTURAL PROCESSING	AGRICULTURAL CHEMICALS

Archer-Daniels-Midland Company Bunge Limited Gruma, S.A. de C.V. Grupo Industrial Maseca MGP Ingredients, Inc. Penford Corp. Tate & Lyle	Agrium Inc. Monsanto Company Potash Corporation of Saskatchewan Inc. Syngenta AG Terra Industries Inc. Terra Nitrogen Co.-LP

AGRICULTURAL PRODUCTION/FARM PRODUCTION	PAPER/TIMBER/PLANING

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      The Peer Group Index does not include the following companies that were included in the index used in the Proxy Statement for the 2004 Annual Meeting: Jefferson Smurfit Group PLC, which was acquired by Madison Dearborn Partners; Savia, S.A. de C.V. formerly traded on the New York Stock Exchange and now trades only on the pink sheets; IMC Global Inc. which merged with Cargill’s crop nutrition unit to form The Mosaic Company; Phosphate Resource Partners Limited Partnership, which is now a subsidiary of IMC Global; and Mississippi Chemical Corporation, which is now a subsidiary of Terra Industries.
      The graph assumes that:

•	as of the market close on December 31, 1999, you made one-time $100 investments in the Company’s common stock and in market capital base-weighted amounts which were apportioned among all the companies whose equity securities constitute each of the other two named indices, and

•	all dividends were automatically reinvested in additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable time frame.

PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE
RUSSELL 2000 INDEX AND THE PEER GROUP INDEX FOR THE PERIOD FROM
DECEMBER 31, 1999 TO DECEMBER 31, 2004(1)

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Corn Products International	$100.00	$90.15	$110.81	$95.96	$111.19	$174.75

Russell 2000	$100.00	$96.98	$99.39	$79.03	$116.38	$137.71

Peer Group Companies	$100.00	$91.89	$95.03	$87.80	$111.99	$160.57

(1)	Source: Standard & Poor’s.

Corn Products International Compensation Committee Report
on Executive Compensation
      The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of Corn Products International’s executive officers and oversees the administration of executive compensation programs and the compensation of outside directors. The Committee establishes all components of executive pay and recommends or reports its decisions to the Board of Directors. In 2004, the Committee met six times to execute its responsibilities. The Committee is comprised entirely of independent directors and is advised by an independent consultant selected by the Committee and retained by the Company. The independent consultant provides the Committee with competitive total compensation information on base salaries, annual bonuses and long-term incentives as well as benefits and perquisites.
      To further execute its governance and fiduciary responsibilities, the Committee commissioned, in 2004, another independent compensation consultant to evaluate the total compensation of the Chief Executive Officer’s position and compensation that could be provided under various forms of termination including retirement, death, disability and change in control. The evaluation concluded that the compensation and benefits provided to the Chief Executive Officer are reasonable and competitive.
      This report discusses the Company’s executive compensation programs and reviews the Committee’s compensation determinations in 2004 for the Chief Executive Officer and the Company’s executive officers, including the executive officers named (the “named executive officers”) in the Summary Compensation Table on page 15 of this Proxy Statement.
Executive Compensation Policies and Programs
      Corn Products International’s executive compensation programs are designed to attract and retain highly qualified executive officers and to motivate them to maximize shareholder returns by achieving aggressive goals. The programs reinforce pay-for-performance beliefs by aligning the distribution of executive compensation programs with results that are directly linked to the Company’s performance. Each executive officer’s compensation is dependent upon achieving business and financial goals, realizing individual performance objectives, and/or stock price appreciation.
      Each year, the Committee reviews the executive compensation policies with respect to the linkage between compensation, Company performance and the appreciation of shareholder value, as well as the competitiveness of the programs. The Committee approves salary actions and determines the amount of annual bonuses and the number and amount of long-term incentive awards for executive officers. The Committee also determines what changes, if any, are appropriate in the compensation programs of the Company.
Components of Compensation
      There are three components to the Company’s compensation program: base salary, annual incentive bonus, and long-term incentive compensation. Each component is addressed in the context of competitive conditions and is described separately below. To determine appropriate levels of compensation, the Committee utilizes competitive compensation data provided by the independent consultant from a group of companies that have business operations that are similar to those of the Company, including similar type industries, sales volumes, market capitalization and international operations (the “Survey Group”). The Survey Group as approved by the Committee consists of 27 companies. The Survey Group is utilized as it consists of companies from which the Company may attract management talent. The consultant also periodically provides the Committee with competitive compensation data about companies of the same size representing general industry to provide a broader view of compensation amounts and trends.
      Base Salary: The Committee reviews each executive officer’s salary annually. Base pay is targeted at the 50th percentile of market of the Survey Group. The executive officer’s salary relative to this competitive framework varies based on the level of the executive officer’s responsibility, experience, time in position, internal equity considerations and individual performance. Executive officers’ salary increases are approved by the Committee at rates that are in-line with general market practices.
      Annual Incentive Plan: Bonus levels are set with reference to competitive conditions and target total cash at the 60th percentile of the Survey Group. Bonus incentive compensation awards are made pursuant to the Company’s Annual Incentive Plan (the “AIP”) for the executive officers and other eligible management level employees. The AIP fosters and supports the Company’s pay-for-performance philosophy by providing executive officers and other employees with direct incentives to achieve specific financial and individual performance goals that are established, and approved by the Committee at the beginning of the year. Accordingly, an executive officer’s opportunities to earn bonuses are aligned with the degree of difficulty in achieving such goals. The goals set each year are created to align performance with our shareholders’ interests.
      Each executive officer has a bonus target expressed as a percentage of base salary. The actual amounts approved by the Committee for 2004 were determined by performance based on the achievement of corporate and business units’ financial results; performance based on achievement of working capital goals and the achievement of individual performance objectives. In 2004, the financial objectives were weighted at 60% for the achievement of Earnings Per Share/ Operating Income and 20% for the achievement of Working Capital goals. The remaining 20% was based on the accomplishment of individual performance objectives. A scale developed for each metric permits participants to earn up to 200% of target. The Committee approved the AIP payments for 2004 based on the 2004 results for each of the executive officers and other AIP eligible employees in accordance with this program. Total payments for 2004 for each of the named executive officers are indicated in the Bonus column of the Summary Compensation Table on page 15.
      Long-term Incentive Compensation: The principal purpose of the long-term incentive compensation program is to promote the long-term financial success of the Company through the achievement of long-range performance goals that will enhance the value of Corn Products International and, hence, the price of the Company’s stock and shareholders’ return. As described below, long-term incentives are awarded to the executive officers in the form of non-qualified stock options and performance shares. Non-qualified stock options constitute 50% of long-term incentive compensation for the executive officers; the remaining 50% are provided in performance share awards that are earned based on the achievement of relative total shareholder returns and return on capital goals. Long-term incentive award levels are set with regard to competitive considerations and target the 60th percentile of the Survey Group. Non-qualified stock options and performance share awards are made under the Company’s Stock Incentive Plan. A description of the grants made in 2004 and the metrics used to determine the awards follows.
      The Committee makes annual decisions regarding the appropriate long-term incentive grants for each executive officer. In addition to taking into consideration the competitive market data of the Survey Group, the Committee considers the strength of the Company’s financial performance, the executive officer’s position and level of responsibility, performance, and historical grant levels. Non-qualified stock options awarded to executive officers have ten-year terms and vest 50% per year at the end of the first and second years. Other management personnel who are eligible for long-term incentives are granted awards based on the employee’s base salary, salary grade and individual performance. These options have the same terms as options granted to the executive officers. During 2004, the Committee awarded a total of 371,400 non-qualified stock options to eleven executive officers (including the Chief Executive Officer) and 697,700 stock options to management level employees.
      The award of an executive officer’s long-term incentive compensation in the form of performance shares is made in conjunction with the Performance Plan (the “Plan”). The Plan has been established to provide long-term incentives to the Company’s executive officers as 50% of their long-term compensation. The Plan is designed to provide the opportunity to earn long-term compensation for the attainment of long-term performance targets.
      During 2004, the Committee granted performance share awards with respect to the three-year period commencing in 2004. Under these awards, 50% of the performance shares can be earned based on the Company’s three-year cumulative total shareholder return compared against that of a peer group consisting of 32 companies (the “Performance Plan Peer Group”) selected by the Committee on the basis of their

Standard Industrial Classification (SIC) codes. The Performance Plan Peer Group is utilized for total shareholder return comparison because the companies that are part of this group operate in the same or similar types of business as does the Company. Beginning in 2003 performance at the 55th percentile vs. that of the Performance Plan Peer Group for total shareholder return is required to earn that component of the performance shares. The remaining 50% of the performance shares can be earned based on the Company’s return on capital performance compared to predetermined goals at the end of the three-year cycle. Amounts earned are paid in shares of Company stock unless an executive officer elects to receive cash. Cash payment is only permitted if the executive officer has reached his/her designated stock ownership target within the specified time frame.
      Under the Performance Plan for 2004, an executive officer can earn up to 200% of the performance share target based on the Company’s cumulative performance over the entire three-year performance period as measured against total shareholder return and the Company’s results in achieving its return on capital employed goal. The awarded performance shares are earned and payable only after the third year in the performance cycle. The contingent performance shares that were awarded to each of the named executive officers in 2004 are identified in the Long-Term Incentive Plans Table on page 17.
      In February 2005, the Committee approved payments under the Company’s 2002 Performance Plan to certain executive officers based on the Company’s results for the three years beginning in 2002. For participants to earn 100% of the target award for the 2002 Plan 50th percentile Total Shareholder Return performance was required during a three year cumulative period as compared to the performance of the Performance Plan Peer Group. Over the three year period, the Company performed at the 55th percentile when compared to the performance of the Performance Plan Peer Group. This performance translates to earning 120% of the performance shares award target. The cash equivalent amount of the award that was earned by each of the named executive officers is identified in the Long-Term Incentive Payouts column of the Summary Compensation Table on page 15.
      Restricted Stock awards are made on a selective and limited basis to individual executive officers in recognition of officer level promotions and, on occasion, to enhance retention. On a limited and highly selective basis, restricted stock awards are also provided to management level employees: for retention purposes; in recognition of a consistent record of high performance; as acknowledgment of potential value to the Company; and for new hires with special skills. The restricted stock awarded to executive officers and management employees vests in five years. During 2004, the Committee awarded 11,000 shares of restricted stock to one executive officer and 19,500 shares to 15 management level employees.
      The total number of non-qualified stock options and restricted shares awarded in 2004 was 1,099,500 or approximately 9.6% of the shares authorized for distribution under the Company’s Stock Incentive Plan. Option grants for each of the executive officers are identified in the Option Grants Table on page 16.
Other Activities
      The Committee meets with the Chief Executive Officer annually to review the performance of the executive officers. The meeting includes an in-depth review of the Company’s executive officers’ performance and succession plans. The same review is presented to the full Board each year.
      During 2004, the Committee received reports prepared by its consultant that analyzed and valued relative to market the Company’s benefit plans including: health and welfare plans, pension and savings plans both qualified and non-qualified, perquisites and change in control agreements in place for the Chief Executive Officer and executive officers of the Company. All plans were reported to be in accordance with competitive practice and valued in line with the market.
Executive Stock Ownership Targets
      The Committee has established stock ownership targets for the executive officers. The ownership requirement for the Chief Executive Officer is Corn Products stock equal in value to five times his current annual base salary. At the end of 2004, Mr. Scott held Corn Products stock with a value equal to 9.2 times his annual base salary, thus exceeding his ownership guidelines. Executive officers are expected to attain their ownership targets, equivalent in value to either two or three times their current annual base salary depending upon the executive’s position, within three to five years from the time the established targets become applicable.
Compensation of the Chief Executive Officer
      Annually, the Board, under the leadership of the Compensation Committee Chairperson, conducts an evaluation of the Chief Executive Officer’s performance which includes a review of his leadership in the development and implementation of strategies; his leadership pertaining to business execution and the achievement of results; his development of management talent; and his ability to maintain an organization that represents the highest ethical standards and corporate governance practices.
      In 2004, the Committee approved a salary increase for the Chief Executive Officer, Mr. Scott, of 14% effective February 1, 2004, adjusting his annual salary to $775,000. The Committee approved this level of pay based on the demonstrated strength and effectiveness of Mr. Scott’s performance. This includes delivering solid financial results, leading a new corporate strategy, and developing his management team. In determining the increase, the Committee also considered the salary of other comparable positions in the Survey Group.
      The long-term incentive component of Mr. Scott’s grants included a grant of 120,000 stock options approved by the Committee in November 2004 and a grant of 54,000 performance shares awarded in February 2004. The amounts of the grants were established in accordance with competitive market data and the Company’s long-term incentive program.
      In February 2005, the Committee awarded Mr. Scott an annual incentive cash bonus as recognition for 2004 performance of $1,060,000 based on the Company’s above goal financial results, including exceeding the earnings per share goal, significant improvement in working capital results, significant stock value appreciation, implementation of strategic plans and the strength of the Company’s overall performance. Similarly, bonuses paid to the other named executive officers were based on corporate, business unit and individual performance accomplishments. These amounts are shown in the Bonus column of the Summary Compensation Table on page 15.
      In February 2005, the Committee awarded Mr. Scott $1,465,240 which was earned under the 2002 Performance Plan with respect to the three-year period total shareholder return beginning in 2002 and paid in accordance with the provisions of that Plan.
Deductibility of Executive Compensation
      The Committee intends for the Company to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to options, annual incentives and long-term incentive plans in order to avoid losing the tax deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named on the Summary Compensation Table. The Committee believes that the Company will not lose any tax deductions due to this rule in 2005.

Compensation Committee
R. M. Gross, Chairman
R. J. Almeida
G. E. Greiner
W. S. Norman

Executive Compensation
      The following table summarizes the compensation awarded or paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the “named executive officers”) during each of the last three fiscal years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation

					Awards		Payouts

					Restricted	Securities	Long-Term
				Other Annual	Stock	Underlying	Incentive	All Other
Name and		Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Principal Position	Year	($)	($)	($)(1)	($)(2)	#	($)	($)(3)

S. C. Scott III	2004	767,083	1,060,000	44,323	—	120,000	1,465,240	164,470
Chairman, President and	2003	675,416	866,000	—	—	120,000	563,200	12,000
Chief Executive Officer	2002	618,750	500,000	—	—	120,000	541,720	39,423
C. K. Beebe	2004	304,333	296,000	3,622	—	36,000	225,918	35,152
Vice President and	2003	231,000	191,000	—	—	16,000	74,800	12,000
Chief Financial Officer	2002	208,333	125,000	—	231,600	16,000	58,000	16,216
J. L. Fiamenghi	2004	303,000	312,000	—	—	36,000	335,650	—
Vice President and President	2003	292,000	244,000	—	—	33,000	136,400	—
South America Division	2002	277,000	183,000	—	231,600	33,000	116,000	—
J. C. Fortnum	2004	289,666	305,000	8,037	—	36,000	232,373	41,014
Vice President and President	2003	245,833	193,000	—	—	33,000	85,600	12,000
North America Division	2002	224,833	211,000	—	231,600	33,000	81,200	19,843
J. W. Ripley	2004	315,833	286,000	31,228	—	30,000	406,650	82,232
Senior Vice President,	2003	304,833	274,000	—	—	52,000	162,800	12,000
Planning, Information	2002	295,500	172,000	—	—	52,000	197,200	31,191
Technology and Compliance

(1)	Payments to offset income taxes associated with amounts paid by the Company to pay executive life premiums.

(2)	The amounts shown represent the value of each of the Restricted Stock Awards on the dates they were made. As of the close of business on December 31, 2004, the number of shares of restricted stock and the value of the shares of restricted stock held by each of the named executive officers were as follows: S. C. Scott, 12,000 shares worth $321,360; C. K. Beebe, 12,668 shares worth $339,249; J. L. Fiamenghi, 14,268 shares worth $382,097; J. C. Fortnum, 12,668 shares worth $339,249; and J. W. Ripley 2,200 shares worth $58,916. In the case of the 2002 Restricted Stock Awards granted to C. K. Beebe, J. L. Fiamenghi and J. C. Fortnum, restrictions lapse on one-third of the shares awarded on each of the second, fourth and fifth anniversaries of the date of the award. Dividends are paid on shares of Restricted Stock at the rate paid to all stockholders.

(3)	Includes the following for 2004:

•	Non-recoverable amounts paid by the Company equal to the amount due for executive life premiums as follows: S. C. Scott, $66,485; C. K. Beebe, $5,432; J. C. Fortnum, $12,055; and J. W. Ripley, $46,842.

•	Matching contributions to qualified defined contribution plans as follows: S. C. Scott, $12,300; C. K. Beebe, $12,300; J. C. Fortnum, $11,833; and J. W. Ripley, $12,300.

•	Savings-make up contributions to non-qualified plans as follows: S. C. Scott, $85,685; C. K. Beebe, $17,420; J. C. Fortnum, $17,126; and J. W. Ripley, $23,090.

Stock Option Grants
      The following table contains information relating to the Company’s stock options granted to the named executive officers in 2004. All option grants were made at the fair market value of the Company’s common stock on the date of the grants. No stock appreciation rights were awarded either singly or in tandem with the granted options.

Option Grants in 2004

					Potential Realizable Value
					at Assumed Annual Rates of
					Stock Price Appreciation for Option
Individual Grants					Term(1)

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees in	Price	Expiration	0%	5%	10%
Name	Granted(#)	2004	($/Share)	Date	($)	($)	($)

S. C. Scott III	120,000	11.2	24.6975	11/4/2014	0	1,863,855	4,723,375
C. K. Beebe	36,000	3.4	24.6975	11/4/2014	0	559,157	1,417,012
J. L. Fiamenghi	36,000	3.4	24.6975	11/4/2014	0	559,157	1,417,012
J. C. Fortnum	36,000	3.4	24.6975	11/4/2014	0	559,157	1,417,012
J. W. Ripley	30,000	2.8	24.6975	11/4/2014	0	465,964	1,180,844

(1)	The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the Company’s common stock price.
Stock Option Exercises
      The following table contains information concerning the exercise of the Company’s stock options by each of the named executive officers in 2004 and the value of unexercised stock options held by each of them at the end of 2004.

Aggregated Option Exercises in 2004
and Option Values at December 31, 2004

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			December 31, 2004(#)	December 31, 2004 ($)(2)
	Shares
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(#)	Realized ($)(1)	Unexercisable	Unexercisable

S. C. Scott III	96,882	1,133,927	732,000/180,000	8,623,056/841,500
C. K. Beebe	42,000	303,035	64,000/44,000	729,289/153,850
J. L. Fiamenghi	115,000	821,930	49,500/52,500	573,705/237,660
J. C. Fortnum	71,620	752,322	99,500/52,500	1,210,028/237,660
J. W. Ripley	57,884	754,636	264,000/56,000	3,052,716/318,835

(1)	Amounts shown are based on the difference between the market value of the Company’s common stock on the date of exercise and the exercise price.

(2)	Amounts shown are based on the difference between the closing price of the Company’s common stock on December 31, 2004 ($26.78 adjusted for split) and the exercise price.

Long-Term Incentives
      The Company’s long-term incentive program for its officers consists of non-qualified stock options, shares of restricted stock and/or performance share awards. Long-term incentive award levels are set with regard to competitive considerations and target the 60th percentile of the Survey Group as referenced in the Compensation Committee Report on Executive Compensation. Non-qualified stock options are granted and restricted stock shares and performance shares are awarded under the Company’s Stock Incentive Plan. Option grants for each of the named executive officers are identified in the Option Grants Table appearing on page 16. A detailed explanation of the performance share awards portion of the long-term incentive program is contained in the Long-Term Incentives section of the Compensation Committee Report on Executive Compensation that appears beginning on page 11. The following table contains information relating to the Company’s long-term incentive plan performance share awards made to the named executive officers in 2004.

Long-Term Incentive Plans — Awards in 2004

	Number of		Estimated Future Payouts
	Shares,	Performance or	Under Non-Stock Price-Based Plans
	Units	Other Period Until
	or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)	Payout	(#)	(#)	(#)

S. C. Scott III	54,000	1/1/04 - 12/31/06	27,000	54,000	108,000
C. K. Beebe	15,000	1/1/04 - 12/31/06	7,500	15,000	30,000
J. L. Fiamenghi	13,000	1/1/04 - 12/31/06	6,500	13,000	26,000
J. C. Fortnum	15,000	1/1/04 - 12/31/06	7,500	15,000	30,000
J. W. Ripley	15,000	1/1/04 - 12/31/06	7,500	15,000	30,000
Equity Compensation Plan Information as of December 31, 2004
      The Company maintains the Corn Products International, Inc. Stock Incentive Plan, which was previously approved by the stockholders and which is being amended and restated and submitted to the stockholders for consideration at the Annual Meeting, and the Supplemental Executive Retirement Plan, pursuant to each of which the Company may provide certain equity compensation awards and make earned payments to eligible participants. The Company may also issue shares of its Common Stock under its deferred compensation plans, which are described below.
      The Supplemental Executive Retirement Plan serves multiple purposes. First, it provides officers and other eligible employees with make up accounts for the Company’s qualified savings and pension plans and other benefits not available under the qualified plans due to IRS limits and restrictions. Second, it permits certain key executives of the Company to defer receipt of compensation, including short and long term incentive payments. Finally, it preserves the opportunity for Company Executives to continue to defer compensation that was deferred under plans maintained by the Company’s predecessor, CPC International, Inc. Participants may participate in one or more of the plan accounts based upon their eligibility. Each plan account consists of applicable deferrals, various applicable credits and deemed investment earnings. One of the deemed investment options is in the form of phantom stock units based upon shares of Company common stock. All directions to invest existing plan account balances or new deferrals into the phantom stock unit option are irrevocable and distributions from that option will only be made in shares of Company common stock. Distributions will be made based upon written selections made by the participants, in the form of a single lump sum, annual installments or other available alternatives depending on the respective plan accounts. The Company’s inactive Deferred Stock Unit Plan allowed officers and retired executives to defer, in the form of the Company’s phantom stock units, all or part of a bonus. The Company’s phantom stock units credited to the accounts of the named executive officers under these various plans as of February 1, 2005 are indicated in the middle column of the Security Ownership Table appearing on page 7.

      The Company has maintained the Deferred Compensation Plan for Outside Directors. The purpose of the Deferred Compensation Plan for Outside Directors was to provide at least one half of the director fees compensation that was paid to outside directors of the Company in the mandatory form of deferred phantom stock units and to provide the opportunity for the outside directors to defer either 75% or 100% of their annual Board and Committee chairman retainers. Distributions of the deferred fees and all deemed investment earnings thereon must be made in shares of Company common stock. Commencing January 2005 the Company starting issuing restricted stock units from the Stock Incentive Plan in lieu of phantom stock previously issued to outside directors under the Deferred Compensation Plan for Outside Directors.
      The following table gives information as of December 31, 2004 about equity compensation provided under the Company’s equity compensation plans.

Weighted-
	Number of securities		average		Number of securities
	to be issued upon		exercise price of		remaining available for
	exercise of		outstanding		future issuance under equity
	outstanding		options,		compensation plans
	options, warrants		warrants and		(excluding securities
Plan Category	and rights		rights		reflected in column (a))

	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,170,456	(1)	$16.8318	(2)	2,170,950
Equity compensation plans not approved by security holders	327,071	(3)	[N/A]		87,418

Total	6,497,527		$16.8318	(4)	2,258,368

(1)	This amount includes an aggregate of 448,134 shares of Company common stock representing outstanding performance share target awards that will vest only upon the successful completion of the relevant long-term incentive performance cycle, which awards, if earned, may be payable by the Company in either cash or shares of Company common stock or a combination thereof. This amount assumes (i) that all such target awards vest 100% and (ii) that the vested awards will be paid out in the form of Company common stock.

(2)	This price does not take into account the 448,134 performance share target award shares referenced in footnote 1, because those awards have no exercise price.

(3)	This amount assumes (i) a $26.78 per share market value of the 327,071 phantom stock units of the Company credited to the Deferred Compensation Plan for Outside Directors and the Supplemental Executive Retirement Plan accounts of the participating directors and executive officers, respectively, as of December 31, 2004, based upon the closing price of the Company’s common stock on the New York Stock Exchange on that date and (ii) that all such phantom stock units will be paid out in the form of Company common stock.

(4)	This price represents the weighted-average exercise price of outstanding options; it excludes the 327,071 phantom stock units referenced in footnote 3 as well as the 448,134 performance share target award shares referenced in footnote 1, which units and shares have no exercise price.
Pension Plans
      The Company has a “cash balance” defined benefit pension plan which is a tax-qualified plan within the meaning of Section 401(a) of the Code and which is applicable to its U.S. salaried employees, including the named executive officers other than J. L. Fiamenghi. Accounts of participants in the plan accrue monthly interest credits using a rate equal to a specified amount above the interest rate on short-term Treasury notes. The value of a participant’s account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum. The Company also has a non-qualified supplemental retirement plan, which provides benefits in addition to those payable under the qualified plan. As of January 1, 2005, the estimated annual combined benefits at age 65 for each of the named executive officers under the qualified and supplemental plans in the U.S. are as follows: S. C. Scott, $343,702; C. K. Beebe, $170,031; J. C. Fortnum

$152,517; and J. W. Ripley, $188,897. The Company’s Brazilian subsidiary, Corn Products Brasil — Ingredientes Industriais Ltda., also maintains a defined benefit pension plan in which J. L. Fiamenghi participates. Accounts of participants in this plan accrue monthly interest credits according to the actual investment return gained. The value of a participant’s account at retirement is paid out either as a joint and survivor annuity or as a partial lump sum option. There is also a death and disability benefit that is provided based on a formula that takes into account the amount of time between the triggering event and the participant’s normal retirement date. As of January 1, 2005, estimated annual benefits at age 60 for J. L. Fiamenghi are $210,076, based upon the then effective foreign currency exchange rate.
Special Agreements
      The Company has a severance agreement with each of the named executive officers that may require it to make certain payments and provide certain benefits if the officer’s employment is terminated within two years after a change in control of the Company. The agreements provide for the payment of salary and vacation pay accrued through the termination date plus annual incentive plan bonus based on the assumption that the highest possible target was achieved, prorated for the relevant year or portion thereof. In addition, the terminated officer would receive, as a severance payment, a lump sum amount equal to three times his or her highest annual incentive plan bonus awarded in any of the three calendar years immediately preceding the date of termination and highest annual salary in effect during any consecutive 12 month period within the 36 months immediately preceding the date of termination. The agreements provide for certain continued insurance and other benefits and allowances and for accelerated vesting pursuant to the Company’s Stock Incentive Plan of the terminated officer’s then unvested restricted stock awards and other stock-based awards, including, but not limited to, performance share awards under the executive performance plan. The Stock Incentive Plan provides that upon a change in control (as defined therein), all outstanding awards made under it will be surrendered to the Company in exchange for a cash payment except, in the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, all outstanding options and stock appreciation rights immediately will become exercisable in full, all other awards immediately will vest, all performance periods will lapse, each performance period will be deemed satisfied at the maximum level and each option, stock appreciation right and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction. Any resulting excise tax paid by the terminated officer would also be reimbursed by the Company. If the Company is barred from providing any of the benefits contemplated by the severance agreements, the Company is obligated to arrange to provide substantially similar benefits or the after-tax cash equivalent.
Certain Relationships and Related Transactions
      In connection with the acquisition by the Company of the minority interest in its now wholly-owned subsidiary, CPIngredientes, S.A. de C.V. (originally known as Arancia Corn Products, S.A. de C.V.), the Company agreed to nominate a qualified nominee designated by the Aranguren family to the Board. Mr. L. Aranguren-Trellez was designated by the Aranguren family as its nominee and he was elected to the Board in 2003 to a term expiring in 2006. The agreement is no longer in effect. As part of the original transaction, the Aranguren family also was given the right, through January 2010, to require the Company to repurchase the shares of the Company’s common stock originally received by the Aranguren family and related entities. At December 31, 2004, the Aranguren family and related entities held 1,227,000 shares of the Company’s common stock.
      The Company, primarily through its wholly-owned subsidiary CPIngredientes, S.A. de C. V., continues to engage in numerous transactions at competitive market rates, with several companies owned or controlled indirectly by the Aranguren family. During 2004, the Company(i) sold products (starch), provided steam, leased facilities and provided other services at commercial market rates in an amount totaling approximately $900,000, and (ii) purchased freight and similar services at commercial market rates in the amount of approximately $8.0 million, in transactions with these companies.
      All of these purchases and contractual relationships are planned to continue in 2005 in amounts that are expected to exceed the amounts for 2004.

Matters To Be Acted Upon
Proposal 1. Election of Directors
      The terms of four Class II directors are expiring at the Annual Meeting. Each of the four directors is nominated for election, with each nominee to hold office for a three-year term expiring in 2008.
      All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the Annual Meeting, the proxies will be voted for substitute nominees designated by the Board unless it has reduced its membership prior to the Annual Meeting. The Board does not anticipate that any of the nominees will be unavailable to serve if elected. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on this and the following pages.

Class II nominees for three-year terms expiring in 2008

RICHARD J. ALMEIDA
Age — 62
Director since 2001
Member of the Compensation Committee and Finance Committee
Former Chairman and Chief Executive Officer of Heller Financial, Inc.
Mr. Almeida retired in 2001 as Chairman and Chief Executive Officer of Heller Financial, Inc., a commercial finance and investment company, which was acquired by General Electric in 2001. He served as Executive Vice President and Chief Financial Officer of Heller Financial from 1987 until 1995. Before that service, he was an executive with Citicorp/ Citibank, serving in various capacities. He is also a director of eFunds Corporation, CARE(USA), and a trustee of the Latin School of Chicago, Chairman and a director of High Jump, and a director of The Old Masters Society of the Art Institute of Chicago.

GUENTHER E. GREINER
Age — 66
Director since 1998
Member of the Compensation Committee and Finance Committee
President of International Corporate Consultancy LLC
Mr. Greiner formed International Corporate Consultancy LLC, a global finance-consulting firm, upon his retirement from Citicorp/ Citibank, N.A. in April 1998. He joined Citibank Germany in 1965 and was appointed a vice president in 1974. After successive assignments in Europe, North America, Africa and the Middle East, he became an executive vice president of the World Corporate Group in 1989 and senior group executive and executive vice president of Citibank’s Global Relationship Bank in 1995. He is also a director of Ermenegildo Zegna Corp. (USA) and EZ Holditalia SpA. In addition he is a director of the German American Chamber of Commerce (New York), AICGS — The Johns Hopkins University and Alan Real Estate S.A.

GREGORY B. KENNY
Age — 52
Director since March 2005
President and Chief Executive Officer of General Cable Corporation
Mr. Kenny is President and Chief Executive Officer of General Cable Corporation (since 2001), a manufacturer of aluminum, copper, and fiber-optic wire and cable products. From 1999 to 2001 he served as President and Chief Operating Officer of General Cable Corporation; from 1997 to 1999 he served as Executive Vice President and Chief Operating Officer; from 1994 to 1997 he served as Executive Vice President, Sales and Marketing; and from 1992 to 1994 he served as President, Consumer Products Group. He is also a director of IDEX Corporation, XTEK, Inc., and a member of the Board of Governors for NEMA (National Electrical Manufacturers Association). In addition, Mr. Kenny serves on the Boards of the Cincinnati Museum Center, Big Brothers/ Big Sisters of Greater Cincinnati and the University of Cincinnati Engineering Advisory Board.

JAMES M. RINGLER
Age — 59
Director since 2001
Chairman of the Audit Committee and member of the Corporate Governance and Nominating Committee
Former Vice Chairman of Illinois Tool Works Inc.
Mr. Ringler retired on December 31, 2004 as Vice Chairman of Illinois Tool Works Inc. where he worked since 1999. Illinois Tool Works, Inc. is a multinational manufacturer of highly engineered products and specialty systems. From October 1997 to December 1999, he was Chairman of the Board, President and Chief Executive Officer of Premark International, Inc., a multinational manufacturer and marketer of food equipment, decorative products and consumer products. From 1996 to September 1997, he served as President and Chief Executive Officer of Premark International, Inc. and as President and Chief Operating Officer from 1992 until 1996. Mr. Ringler is also a director of The Dow Chemical Company, FMC Technologies, Inc., Autoliv, Inc. and NCR Corporation. He is also a Trustee of the Boys and Girls Clubs of America and a Trustee of the Lyric Opera of Chicago.

The Board recommends that you vote FOR the nominees for Class II directors.

Class III directors continuing in office until 2006

LUIS ARANGUREN
Age — 43
Director since 2003
Member of the Finance Committee
Board Vice President and Executive President of Arancia Industrial, S.A. de C.V.
Mr. Aranguren is the Board Vice President and Executive President of Arancia Industrial, S.A. de C.V. (plus its affiliated and subsidiary companies), a Mexican company that is controlled by Mr. Aranguren’s father, Mr. Ignacio Aranguren Castiello and his family and that is the former joint venture partner with the Company in corn wet milling and refining operations in Mexico, since 2000. Previously, he served as Operations Director of CPIngredientes, S.A. de C.V., the Company’s Mexican subsidiary, from 1996 until 2000, and in various other management positions with that company since 1989. He is also a director of Pacific Star and PFS de Mexico, two related joint ventures between J. P. Morgan and a private Mexican company. Mr. Aranguren is also the Board Vice President of Centro Empresarial de Jalisco and a director of Jalisco Desarrollo y Fomento, both non-profit entities. Mr. Aranguren was nominated as a director pursuant to the agreement described under “Certain Relationships and Related Transactions”.

RONALD M. GROSS
Age — 71
Director since 1998
Chairman of the Compensation Committee and member of the Corporate Governance and Nominating Committee
Chairman Emeritus, Former Chairman and Chief Executive Officer of Rayonier, Inc.
Mr. Gross is Chairman Emeritus, former Chairman and Chief Executive Officer of Rayonier, Inc., a global supplier of specialty pulps, timber and wood products. He had been Chairman and Chief Executive Officer from 1994, when Rayonier was spun off from ITT Corporation, until December 31, 1998. Previously, he served as President, Chief Operating Officer and a director of ITT Rayonier Inc. from 1978 to 1981, and, in addition, became Chief Executive Officer in 1981 and Chairman from 1984 until 1994. He is also a director of Rayonier, Inc. and the Brinks Company.

WILLIAM S. NORMAN
Age — 66
Director since 1997
Chairman of the Corporate Governance and Nominating Committee and member of the Compensation Committee
Former President and Chief Executive Officer of the Travel Industry Association of America
Mr. Norman retired on January 31, 2005 from Travel Industry Association of America where he was President and Chief Executive Officer since 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corporation (AMTRAK) from 1987 to 1994. He is also a director of Travel Industry Association of America and the Chairman of the Board of the Logistics Management Institute. He is also a member of the Board of Trustees of West Virginia Wesleyan College and the Board of Overseers of the Hospitality Hall of Honor and Archives.

Class I directors continuing in office until 2007

KAREN L. HENDRICKS
Age — 56
Director since 2000
Chairman of the Finance Committee and member of the Corporate Governance and Nominating Committee
Former Chairman, President and Chief Executive Officer of Baldwin Piano & Organ Company
Ms. Hendricks joined Lee Hecht Harrison in 2003 as a Leadership Development Consultant after her retirement in April 2001, as Chairman, President and Chief Executive Officer of Baldwin Piano & Organ Company, a maker of fine musical instruments that filed a voluntary petition under the federal bankruptcy laws in May 2001. Prior to joining Baldwin in 1994, she served as Executive Vice President and General Manager, Skin Care Division, at the Dial Corporation. From 1987 to 1991 she was a General Manager with Procter & Gamble. Ms. Hendricks is a trustee of The Ohio State University, a trustee of the Association of Governing Boards of Universities & Colleges, and member of the Executive Committee of the Board of Directors of the Greater Cincinnati Chapter of the American Red Cross.

BERNARD H. KASTORY
Age — 59
Director since 1997
Member of the Audit Committee
Professor in the Department of Management and Business at Skidmore College
Mr. Kastory was appointed to his present position in 2001 following his retirement from Bestfoods, a global producer of consumer food products that was acquired by Unilever in 2000. Previously, he served as Senior Vice President — Asia, Latin America and Baking Operations of Bestfoods, an operating division of CPC International, Inc. (“CPC”), and prior thereto he served as Senior Vice President — Finance and Administration from 1997 until 1999, as Chairman and Chief Executive Officer of Bestfoods’ Baking Business from 1995 until 1997 and as President of its Corn Refining Business and Vice President of CPC since 1992.

BARBARA A. KLEIN
Age — 50
Director since March 2004
Member of the Audit Committee
Senior Vice President and Chief Financial Officer of CDW Corporation
Ms. Klein has been the Senior Vice President and Chief Financial Officer of CDW Corporation since 2002. Previously, she served as the Vice President and Chief Financial Officer of Dean Foods Company from 2000 to 2002 and was the Vice President and Corporate Controller of Ameritech Corporation from 1996 to 2000. Ms. Klein belongs to the Financial Executives Institute and the Chicago Finance Exchange. She also serves on the board of the Tax Assistance Program, a not-for-profit entity.

SAMUEL C. SCOTT III
Age — 60
Director since 1997
Chairman, President and Chief Executive Officer of the Company
Before becoming Chairman and Chief Executive Officer of the Company in 2001, Mr. Scott served as President and Chief Operating Officer of the Company since 1997. Prior thereto, he was President of CPC International Inc.’s Bestfoods division worldwide Corn Refining Business from 1995 to 1997 and President of its North American Corn Refining Business from 1989 to 1997. He was elected a Vice President of CPC International Inc. in 1991. He is also a director of Motorola, Inc., the Bank of New York, ACCION USA and Inroads Chicago and is a trustee of the Chicago Symphony Orchestra and The Conference Board. He is the Chairman of the compensation committee of Motorola, Inc.’s board of directors.
Proposal 2. Amendment and Reapproval of the Stock Incentive Plan
GENERAL INTRODUCTION
      The Company has maintained the Corn Products International, Inc. 1998 Stock Incentive Plan since it was approved by shareholders in 1998. We refer to the 1998 Stock Incentive Plan, as amended and in effect before the 2005 Annual Meeting, as the “Existing Plan.” On March 16, 2005, the Board of Directors, based on the recommendation of the Compensation Committee of the Board (the “Committee”), authorized the adoption, subject to stockholder approval, of amendments to the Existing Plan, including renaming it to be known as the Corn Products International, Inc. Stock Incentive Plan. We use the term the “Plan” to refer to the Existing Plan after amending it to give effect to the proposed amendments.

      The most significant of the proposed amendments to the Existing Plan are to: (i) increase the number of shares of Common Stock that will be available for new awards, (ii) specifically prohibit option repricings, (iii) change the way in which the inventory of shares available is depleted depending on the type of award, (iv) introduce the ability to grant stock appreciation rights, (v) eliminate the ability to “add back” shares withheld or tendered to pay the exercise price of an award or to satisfy tax withholding obligations and (vi) to extend the term of the Plan to May 1, 2015.
      The Board and the Committee believe that the proposed changes to the Existing Plan accomplished by the adoption of the Plan would be in the best interests of the Company. The purpose of the Plan is to promote the long-term financial success of the Company by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; (v) enabling such executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership and (vi) serving as a mechanism to compensate outside directors. Under the Plan, the Company may grant a variety of different stock-based awards including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, and performance shares.
      The Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding deductibility of executive compensation. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of its named executive officers. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as qualified performance-based compensation, certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by a separate majority vote of, stockholders before the compensation is paid. If approved by the Company’s stockholders, the Plan will enable the Committee to continue to grant awards under the Plan that will be exempt from the deduction limits of Section 162(m) of the Code.
      The material features of the Plan are summarized below. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included as Appendix B to this Proxy Statement.
DESCRIPTION OF THE PLAN
      Administration. The Committee is responsible for administration of the Plan. Members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board. The Plan provides that the Committee consist of two or more members of the Board, each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “Independent Director” within the meaning of the rules of the New York Stock Exchange. Subject to the express provisions of the Plan, the Committee has the authority to select eligible directors, officers and other key management employees of the Company and its subsidiaries for participation in the Plan and determine all of the terms and conditions of each grant and award. The people that are eligible to participate in the Plan include all of the Company’s outside directors, each of its 11 officers and approximately 130 other management employees. The benefits or amounts that will be received by any of the participants are indeterminable at this time. Each grant and award will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee also has the authority to establish rules and regulations for administration of the Plan and to decide questions of interpretation of any provisions of the Plan. All such rules, regulations, interpretations and conditions will be conclusive and binding on all parties. In addition and subject to compliance with Section 157 of the Delaware General Corporation Law, the Committee may authorize one or more executive officers of the Company to make certain awards under the Plan to employees who are not directors or executive officers.

NUMBER OF SHARES AVAILABLE UNDER THE PLAN
      Available Shares. As of March 1, 2005, there were 5,820,361 shares of Common Stock subject to outstanding awards issued under the Existing Plan and 2,057,191 shares available for new awards. If the proposal to adopt the Plan is approved, the total number of shares of Common Stock available for new awards will be increased by 5,942,809 to a total of 8,000,000 (subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, spin-off or other similar change or event involving the Company). On March 1, 2005, the closing price of a share of the Common Stock on the New York Stock Exchange was $28.13.
      Under the Existing Plan, whenever an award is granted, the number of shares available for future awards is reduced by one. Under the Plan, we will reduce the number of shares available for future awards by one share for each share that is subject to a stock option or stock appreciation right that we grant and by 2.5 for all other awards. For example, if we issue 100 shares of bonus stock, we will reduce the number of shares available for new awards by 250 and if we grant someone 100 stock options or stock appreciation rights to be settled in stock, we will reduce the number of shares available by 100. We will not reduce the number of shares available if an award can only be settled in cash or to the extent that an award that can be settled in either stock or cash is settled in cash. If an award expires, terminates, is cancelled or forfeited, the shares subject to that award will be available for future awards. Unlike under the Existing Plan, the Plan does not permit us to add back shares that are delivered or withheld to pay all or a portion of the exercise price of an award or to satisfy all or a portion of the tax withholding obligations relating to an award.
      Shares of Common Stock issued in accordance with the Plan will be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise, or a combination thereof.
      To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person will be 250,000, subject to adjustment as provided in the Plan.
      Awards under the Plan are to be evidenced by written agreements containing the terms and conditions of the awards. Award agreements are subject to amendment, including unilateral amendment by the Company (with the approval of the Committee) unless the amendments adversely affect the participant.
      Change in Control. In the event of certain acquisitions of 15% or more of the Common Stock, a change in a majority of the Board, or the approval by stockholders of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s stockholders receive 60% or more of the stock of the surviving company) or the approval by stockholders of a liquidation or dissolution of the Company, all outstanding awards will be surrendered to the Company in exchange for a cash payment except, in the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, all outstanding options and stock appreciation rights immediately will become exercisable in full, all other awards immediately will vest, all performance periods will lapse, each performance period will be deemed satisfied at the maximum level and each option, stock appreciation rights and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.
      Effective Date, Termination and Amendment. The Plan became effective as of January 1, 1998 and will terminate on May 1, 2015, unless terminated earlier by the Board. The Board may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under the Plan, (ii) effect any change inconsistent with Section 422 of the Code, (iii) extend the term of the Plan or (iv) reduce the minimum purchase price of a share of Common Stock subject to an option.
      No Repricing. Without limiting its ability to make adjustments in connection with stock splits and similar changes in the Company’s capital structure as described below, the Company may not, without stockholder approval, amend or replace any previously granted option or stock appreciation right in a transaction that constitutes a repricing under the rules of the New York Stock Exchange.
      Stock Options and Stock Appreciation Rights — General. The Committee may grant to eligible participants options to purchase shares of Common Stock which are either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Code. The Committee also may grant stock appreciation rights either independently of, or in tandem with, stock options. The exercise of a stock appreciation right entitles the holder to receive shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the stock appreciation right. Under the Plan, cash settled stock appreciation rights can only be granted to people who are not subject to United States income tax laws.
      The Committee will determine the terms of each option and stock appreciation right, including the number and exercise price or base price of the shares subject to the option or stock appreciation right, the term of the option or stock appreciation right and the conditions to the exercisability of the option or stock appreciation right. Upon exercise of an option, the purchase price must be paid (i) in cash, (ii) by delivery of certain previously-acquired shares of Common Stock, (iii) by delivery of cash in an amount of the aggregate purchase price payable by reason of the exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (iv) by a combination of cash and delivery of certain previously-acquired shares.

Nonqualified Stock Options and Stock Appreciation Rights.
      The exercise price of a non-qualified stock option and the base price of a stock appreciation right will not be less than 100% of the fair market value of the Common Stock on the date of grant, provided that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option.
      The period for the exercise of a nonqualified stock option or stock appreciation right will be determined by the Committee. Unless otherwise provided in the applicable award agreement, the period for the exercise of a nonqualified stock option or stock appreciation right following termination of employment will be as described herein. In the event of termination of employment by reason of death, retirement on or after age 55 with a minimum of 10 years of employment with or service to the Company, or disability, each nonqualified stock option and stock appreciation right will be exercisable for the remainder of the option period or stock appreciation right period as stated under the terms of the award agreement, but only to the extent that the option or stock appreciation right was exercisable at the date of such termination of employment. In the event of termination of employment for any other reason, each nonqualified stock option and stock appreciation right will remain exercisable, to the extent that the option or stock appreciation right was exercisable at the date of the termination of employment, for a period of 90 days after the termination of employment, but in no event after the expiration of the option or stock appreciation right. If an employee is terminated for Cause (as such term is defined in the Plan), his or her rights under all options and stock appreciation rights will terminate on the date of the termination.

Incentive Stock Options.
      The exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on the date of grant of such option, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.
      No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option is a ten percent holder, in which case the option will be exercisable for no more than five years after its date of grant. Subject to the limit on the total number of shares that may be subject to awards under the Plan, the maximum number of shares of Common Stock that may be issued in the form of incentive stock options granted under the Plan is 8,000,000 shares.

      Unless otherwise provided in the applicable award agreement, the period for the exercise of an incentive stock option following termination of employment will be as described herein. In the event of a termination of employment by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code), incentive stock options will be exercisable only to the extent the options were exercisable on the effective date of the optionee’s termination of employment for a period of no more than one year after the termination (or such shorter period as determined by the Committee), but in no event after the expiration of the incentive stock option. In the event of a termination of employment by reason of death, incentive stock options will be exercisable only to the extent the options were exercisable on the effective date of the termination for a period of three years after the date of death, but in no event after the expiration of the incentive stock option. In the event an employee is terminated for Cause, any incentive stock options held by such individual will terminate on the date of the termination of employment. In the event of a termination of employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of 90 days after the termination, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the specified periods following termination of employment by reason of permanent and total disability or for any other reason (except a termination of employment which is for Cause), each incentive stock option will be exercisable only to the extent the option was exercisable on the date of the holder’s death, and may thereafter be exercised for a period of no more than three years but in no event after expiration of the incentive stock option.
      Bonus Stock Awards, Restricted Stock Awards and Restricted Stock Unit Awards. The Plan provides for the grant of (i) bonus stock awards, which are vested upon grant; (ii) restricted stock awards which may be subject to a restriction period (“restricted stock”); and restricted stock unit awards (each an “RSU”) which are contingent upon expiration of a specified restriction period and subject to such additional restriction as may be contained in the agreement granting the award. An award of restricted stock may be subject to specified performance measures for the applicable restriction period. RSUs will be non-transferable. Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or, if the restricted stock is subject to performance measures, if the performance measures are not attained during the restriction period; provided, however, that unless otherwise set forth in the award agreement, upon a termination of employment by reason of retirement on or after age 55 (with a minimum of ten years of employment with or service to the Company), disability, death, or under certain other circumstances as the Committee deems appropriate, will result in the restricted stock becoming vested in such amount as the Committee determines to be appropriate. Unless otherwise set forth in the award agreement, in the event of termination of employment for any other reason, the portion of a restricted stock award which is then subject to a restriction period will be forfeited and canceled by the Company. Unless otherwise set forth in the award agreement, the holder of a restricted stock award will have all of the rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of Common Stock subject to the award. Prior to settlement, the holder of an RSU award will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award, except that the Committee may grant dividend equivalents with respect to the shares of Common Stock subject to the award.
      Performance Share Awards. The Plan also provides for the grant of performance share awards. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of such performance share in cash. Prior to the settlement of a performance share award in shares of Common Stock, the holder of the award will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award. Performance shares will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the applicable performance period; provided, however, that unless otherwise set forth in the award agreement, termination of employment by reason of retirement on or after age 55 (with a minimum of ten years of employment with or service to the Company), disability, death, or under certain other circumstances as the Committee deems appropriate, will result in the performance share award becoming vested in such amount as the Committee may determine. Unless otherwise set forth in the award agreement, in the event of termination of employment for any other reason, the portion of a performance share award which is then subject to a performance period will be forfeited and canceled by the Company.
      Performance Goals. Under the Plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance goals. All officers and other key employees are eligible to be selected by the Committee to receive such awards. The performance goals applicable to a particular award will be determined by the Committee at the time of grant of the award. Under the Plan, such performance goals may be one or more of the following: total stockholder return (based on the change in the price of a share of the Company’s Common Stock and dividends paid); earnings per share; operating income; net income; return on stockholder’s equity; return on assets; return on capital employed; economic value added; and cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment). If the performance goal or goals applicable to a particular award are satisfied, the amount of compensation would be determined as described below. In the case of a performance share award, the amount of compensation would equal the number of performance shares subject to the award multiplied by (i) the closing sale price of a share of Common Stock on the NYSE at the time the performance shares vest or (ii), if such performance shares are settled in shares of restricted stock, the value of a share of Common Stock at the time such restricted stock vests. In the case of restricted stock awards which are subject to one or more performance goals, the amount of compensation would equal the number of shares of restricted stock subject to the award multiplied by the value of a share of Common Stock at the time the restricted stock vests. Payments of cash, shares of Common Stock or any combination thereof to any participant in respect of the settlement of a Performance Share Award for any performance period may not exceed $5,000,000, with respect to the cash payment for such award and may not exceed 250,000 shares of Common Stock, with respect to the Common Stock payment for such award.
FEDERAL TAX CONSIDERATIONS
      Below is a brief overview of certain United States federal income tax consequences of awards made under the Plan. This overview should not be relied upon as being a complete description of the applicable United States federal income tax consequences. In addition, this overview does not address the state, local, foreign or other tax aspects of awards made under the Plan or the potential impact of the American Jobs Creation Act of 2004 on the tax treatment of awards under the Plan.
      Incentive Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.
      Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

      The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.
      Non-qualified Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.
      Stock Appreciation Rights. A recipient will not recognize taxable income at the time stock appreciation rights are granted, and the Company will not be entitled to a tax deduction at such time. Upon exercise, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as a compensation expense.
      Restricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
      When the recipient disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.
      Restricted Stock Units. A recipient will not recognize taxable income at the time restricted stock units are granted, and the Company will not be entitled to a tax deduction at that time. Upon the settlement of these awards, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.
      Performance Share Awards. Generally: (a) the recipient will not realize income upon the grant of a performance share award; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the recipient in payment of the performance share award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. Upon disposition of shares received by a recipient in payment of a performance share award, the recipient will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the recipient.

The Board recommends that you vote FOR this proposal.

Proposal 3. Amendment and Reapproval of the Annual Incentive Plan
GENERAL
      On November 19, 1997, the Board unanimously approved the adoption of the Company’s short-term incentive cash compensation program, which it has designated the Annual Incentive Plan (the “Annual

Incentive Plan”), for selected officers and other key employees of the Company and its subsidiaries, including the named executive officers. On May 17, 2000, the Annual Incentive Plan was approved by the Company’s stockholders with respect to its material terms which enabled the compensation paid to each of the named executive officers under the Annual Incentive Plan to qualify as “qualified performance-based compensation” eligible for exclusion from the deduction limit under Section 162(m) of the Code (“Section 162(m)”). On March 16, 2005, the Board of Directors, based on the recommendation of the Compensation Committee (the “Committee”), authorized the adoption, subject to stockholder approval, of amendments to the Annual Incentive Plan.
      The most significant of the proposed amendments to the Annual Incentive Plan are to: (i) expand the list of business criteria to be used by the Committee in establishing the performance measures for performance periods under the Annual Incentive Plan, (ii) to include within the plan document the bonus eligibility employment requirements that have been used by the Committee in the administration of the Annual Incentive Plan and (iii) to require that bonus payments for a performance period be made not later than two and one-half months after the end of the performance period so as to avoid the classification of the Annual Incentive Plan as a deferred compensation plan under new Section 409A of the Code.
      The Plan has been designed to meet the requirements of Section 162(m) of the Code, regarding deductibility of certain executive compensation. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of its named executive officers. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as qualified performance-based compensation, certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by a separate majority vote of, stockholders before the compensation is paid. If approved by the Company’s stockholders, the Plan will enable the Committee to continue to grant awards under the Plan that will be exempt from the deduction limits of Section 162(m) of the Code.
      The material features of the Plan are summarized below. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included as Appendix C to this Proxy Statement.
DESCRIPTION OF THE ANNUAL INCENTIVE PLAN
      Administration. The Annual Incentive Plan will be administered by the Committee which currently consists of four directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the 1934 Act and (ii) an “outside director” within the meaning of Section 162(m).
      Subject to the express provisions of the Annual Incentive Plan, the Committee has the authority to select officers and other key employees of the Company, and its subsidiaries, who will receive annual incentive awards and to determine all of the terms and conditions of each award. All annual incentive awards are subject to such provisions not inconsistent with the Annual Incentive Plan, as the Committee shall approve. The Committee also has authority to prescribe rules and regulations for administering the Annual Incentive Plan and to decide questions of interpretation or application of any provision of the Annual Incentive Plan. Except to the extent prohibited by law, the Committee may delegate in writing some or all of its power and authority to administer the Annual Incentive Plan to any person or persons.
      Amendment. The Committee may amend the Annual Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation.
      Annual Incentive Awards. The Annual Incentive Plan provides for the grant of annual incentive awards. Each annual incentive award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive payment in cash of a specified amount. The maximum amount that may be paid to any individual under any annual incentive award for any performance period shall not exceed $2.5 million. The terms relating to the satisfaction of performance measures in connection with an annual incentive award shall be determined by the Committee and communicated to the recipient of an annual incentive award at the time the award is granted. In order to be eligible to receive a bonus payment for a performance period, a participant must (i) be an employee of the Company on the last day of the performance period, or have terminated employment during the performance period due to retirement, disability or death, and (ii) have been employed by the Company during at least six months of the performance period. A participant who is eligible to receive a bonus payment for a performance period, but who was not actively employed during the entire performance period, shall receive a prorated bonus payment determined in accordance with rules established by the Committee. An annual incentive award for a performance period is to be paid within two and one-half months after the end of the performance period.
      Performance Goals. Under the Annual Incentive Plan, the payment of annual incentive awards will be subject to the satisfaction of performance objectives established by the Committee. If the Committee desires that compensation payable pursuant to any award be “qualified performance-based compensation” within the meaning of Section 162(m), the applicable performance measures (i) will be established by the Committee no later than 90 days after the beginning of the performance period (or such other time designated by the Internal Revenue Service), (ii) will satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m), including the requirement that such performance measures be stated in terms of an objective formula or standard, and (iii) will be based on one or more of the following business criteria, determined with respect to the performance of the Company as a whole, or, where determined to be appropriate by the Committee, with respect to the performance of one or more divisions or groups within the Company, or with respect to the performance of individual Participants: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; return on stockholders’ equity; return on assets; return on capital employed; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers and/or reductions in costs; total stockholder return (based on the change in the price of a share of the Company’s common stock and dividends paid); operating income; and cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment) for the applicable Performance Period.
      Performance Periods. A performance period consists of one fiscal year of the Company.
FEDERAL INCOME TAX CONSEQUENCES
      The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Annual Incentive Plan. This overview should not be relied upon as being a complete description of the applicable United States federal income tax consequences. In addition, this overview does not address the state, local, foreign or other tax aspects of awards made under the Annual Incentive Plan.
      A participant receiving an annual incentive award will not recognize taxable income upon the grant of such award and the Company will not be entitled to a tax deduction at such time. Upon the payment of an annual incentive award in cash, the participant will recognize ordinary income in an amount equal to the cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply. Since the Plan requires that payment of an annual incentive award be made no later than two and one-half months following the end of the applicable performance period, Section 409A of the Code does not apply.

NEW ANNUAL INCENTIVE PLAN AWARDS
      The following table sets forth the target awards that each of the following is eligible to receive under the Annual Incentive Plan for fiscal 2005.

Target Dollar
Name and Position	Value ($)

S. C. Scott, Chairman, President and Chief Executive Officer	$866,250
C. K. Beebe, Vice President and Chief Financial Officer	$270,000
J. L. Fiamenghi, Vice President and President South America Division	$233,000
J. C. Fortnum, Vice President and President North America Division	$273,000
J. W. Ripley, Sr. Vice President, Planning, Information and Technology Compliance	$235,000
All Executive Officers as a Group (11 persons)	$2,891,250
All Non-Employee Directors as a Group	$0
All Employees as a Group (excluding Executive Officers) (364 persons)	$5,360,000

The Board recommends that you vote FOR this proposal.

Proposal 4. Ratification of Appointment of Auditors
      The Audit Committee has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm for the Company’s operations in 2005, subject to ratification by the stockholders. Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. KPMG also performs certain audit related and tax services for the Company. Although the Company is not required to seek stockholder approval of this appointment, the Board currently believes that it is a good corporate governance practice to follow. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

The Board recommends that you vote FOR this proposal.

2004 and 2003 Audit Firm Fee Summary
      Following is a summary of professional services provided by the Company’s principal auditors, KPMG LLP, during the years ended December 31, 2003 and 2004, and the related fees:

	2004	2003

Audit fees for the annual consolidated financial statements and internal control over financial reporting and completion of limited reviews of quarterly financial information	$2,468,500	$1,074,535
Total audit related fees	78,800	106,056
Total tax fees	30,649	47,679
All other fees	1,238	None
Audit Related Fees
      The audit related fees include benefit plan audits, review of government filings, and consultation on the application of accounting principles.
Tax Fees
      The tax fees relate to tax compliance and consultation in the various countries in which the Company operates.

      All audit, audit related and tax services performed by KPMG are approved by the Audit Committee in advance of the engagement. The Audit Committee has considered and determined the compatibility of the audit related and tax services provided by the Company’s principal auditors with auditor independence.
Other Matters
      We do not know of any other matters or items of business to be presented or acted upon at the Annual Meeting. If other proposals are properly presented, each of the persons named in the proxy card is authorized to vote on them using his or her best judgment.
Stockholder Proposals for 2006 Annual Meeting
      Stockholder proposals that are intended to be presented at the 2006 annual meeting and notice of a stockholder’s desire to submit a proposal for inclusion in the Company’s proxy statement for that meeting, which is expected to be held on or about Wednesday, May 17, 2006, must comply with certain rules and regulations promulgated by the SEC. The deadline for submitting any such proposal (which must otherwise comply with those rules and regulations) to the Company for inclusion in the proxy statement for the 2006 annual meeting of stockholders is January 1, 2006.
      Under the Company’s By-laws, a stockholder may present at the 2006 annual meeting of stockholders any other business, including the nomination of candidates for director, only if the stockholder has notified the Company’s Corporate Secretary, in writing, of the business or candidates not earlier than 120 days, expected to be about December 2, 2005, and not later than 90 days, expected to be about January 1, 2006, before the anniversary of the date the proxy statement for the previous year’s annual meeting of stockholders was released. There are other procedural requirements in the Company’s By-laws pertaining to stockholder nominations and proposals. Any stockholder of the Company may receive a current copy of the Company’s By-laws, without charge, by writing to the Corporate Secretary.
Additional Information
      The Company files annual, quarterly and special reports, proxy statements and other information with the SEC as required. SEC filings are generally available to the public from commercial document retrieval services, on the Company’s web site at http://www.cornproducts.com and on the Internet web site maintained by the SEC at www.sec.gov. You may also read and copy any reports, statements or other information that are filed at the SEC’s public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company also files certain reports and other information with the New York Stock Exchange, on which the Company’s common stock is traded. Copies of such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      YOU MAY RECEIVE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO CORN PRODUCTS INTERNATIONAL, INC., 5 WESTBROOK CORPORATE CENTER, WESTCHESTER, ILLINOIS 60154, ATTENTION: CORPORATE SECRETARY.

      Please complete the accompanying proxy card or voting instruction form and mail it in the enclosed, postage-paid envelope as soon as possible or cast your vote either by telephone or electronically through the Internet.

By order of the Board of Directors,

Marcia E. Doane
Vice President, General Counsel
and Corporate Secretary
March 29, 2005

APPENDIX A
CORN PRODUCTS INTERNATIONAL
BOARD MEMBERSHIP CRITERIA
      The Board consists of a substantial majority of “independent” directors, as defined in the Rules of the New York Stock Exchange. Candidates are identified for the contributions they can make to the deliberations of the Board and their ability to represent impartially all of the Company’s stockholders, and are considered regardless of race or gender. The Company will not seek directors who are likely to develop conflicts of interest, such as members of firms of investment bankers, lawyers, accountants or consultants.
      In addition to other considerations, all potential nominees are expected to have:

•	the highest personal and professional ethics, integrity and values

•	education and breadth of experience to understand business problems and evaluate the postulate solutions

•	the ability to work well with others

•	respect for the views of others and an open-minded approach to problems

•	a reasoned and balanced commitment to the social responsibilities of the Company

•	an interest and availability of time to be involved with the Company and its employees over a sustained period

•	stature and experience to represent the Company before the public, stockholders and the other various individuals and groups that affect the Company

•	the willingness to objectively appraise management performance in the interest of the stockholders

•	an open mind on all policy issues and areas of activity affecting overall interests of the Company and its stockholders

•	no involvement in other activities or interests that create a conflict with the director’s responsibility to the Company and its stockholders
      The Corporate Governance and Nominating Committee reviews the makeup of the Board and the tenure of its members at least annually to help determine the number and experience of directors required.

A-1

APPENDIX B
CORN PRODUCTS INTERNATIONAL, INC.
STOCK INCENTIVE PLAN
I.     INTRODUCTION
1.1     Purpose. The purpose of the Corn Products International, Inc. Stock Incentive Plan (the “Plan”) is to promote the long-term financial success of Corn Products International, Inc. (the “Company”) by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; (v) enabling such executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership and (vi) serving as a mechanism to compensate outside directors.
1.2     Certain Definitions. In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings.
      “Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.
      “Board” shall mean the Board of Directors of the Company.
      “Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.
      “Cause” shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee’s Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company’s executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.
      “Change in Control” shall have the meaning set forth in Section 5.8(b).
      “Code” shall mean the Internal Revenue Code of 1986, as amended.
      “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan, consisting of two or more members of the Board, each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “Independent Director” within the meaning of the rules of the New York Stock Exchange.”
      “Common Stock” shall mean the common stock, $.01 par value, of the Company.
      “Disability Date” shall mean the date on which a Participant becomes a “Disabled Participant” under the Corn Products International, Inc. Retirement Savings Plan for Salaried Employees (the “Corn Products Savings Plan”) or a successor to such plan or any such similar plan containing a disability provision applicable to the Participant. If a Participant is not covered by the Corn Products Savings Plan or a similar plan containing a disability provision, the determination of whether the Participant has a “Disability Date” shall be made by the Committee by applying the provisions of the Corn Products Savings Plan as if the Participant were a participant of such plan or any similar plan that the Committee determines to be appropriate.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      “Fair Market Value” shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that, in the case of the exercise of an Incentive Stock Option or Non-Statutory Stock Option through a broker, Fair Market Value shall mean the sales price received for a share of Common Stock and, provided further, that Fair Market Value may be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.
      “Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
      “Incentive Stock Option” shall mean an option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.
      “Non-Statutory Stock Option” shall mean an option to purchase shares of Common Stock that is not an Incentive Stock Option.
      “Participant” shall mean an individual who has been granted an Incentive Stock Option, a Non-Statutory Stock Option, an SAR, a Bonus Stock Award, Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award.
      “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt of Common Stock subject to a Restricted Stock Award or a Performance Share Award and/or of payment with respect to such award. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, or the option, upon exercise, to be nondeductible pursuant to Section 162(m) of the Code. Such criteria and objectives may include one or more of the following: total stockholder return (based on the change in the price of a share of the Company’s Common Stock and dividends paid) earnings per share; operating income; net income; return on stockholder’s equity; return on assets; return on capital employed; economic value added; and cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment). If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.
      “Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.
      “Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee’s discretion, the Fair Market Value of such Performance Share in cash.
      “Performance Share Award” shall mean an award of Performance Shares under this Plan.
      “Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

      “Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.
      “Restricted Stock Unit” shall mean the right to receive one share of Common Stock which shall be contingent upon the expiration of a specified Restriction Period and subject to such additional restrictions as may be contained in the Agreement relating thereto.
      “Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.
      “SAR” shall mean a stock appreciation right which may be a Free Standing SAR or a Tandem SAR.
      “Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award, or a Bonus Stock Award.
      “Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.
1.3     Administration. This Plan shall be administered by the Committee. The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the maximum or any other level.
      The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.
      The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.
      Notwithstanding anything in the Plan to the contrary, in accordance with Section 157 of the Delaware General Corporation Law, the Committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following: (i) designate non-director and non-executive officer employees of the Company or any of its Subsidiaries to be recipients of rights or options entitling the holder thereof to purchase from the Company shares of its capital stock of any class or other awards hereunder; and (ii) determine the number of such rights, options, or awards to be received by such non-director and non-executive officer employees; provided, however, that the resolution so authorizing such executive officer or officers shall specify the total number of rights, options, or awards such executive officer or officers may so award. The Committee may not authorize an executive officer to designate himself or herself or any director or other executive officer of the Company to be a recipient of any such rights, options, or awards.
      Notwithstanding anything in the Plan to the contrary, to the extent an award granted hereunder would be subject to the requirements of Section 409A of the Code and the regulations thereunder, then the Agreement for such award and the Plan shall be construed and administered so as the award complies with Section 409A of the Code and the regulations thereunder.
1.4     Eligibility. Participants in this Plan shall consist of such directors, officers, and other employees of the Company and its Subsidiaries from time to time, and any other entity designated by the Board or the Committee (individually a “Subsidiary” and collectively the “Subsidiaries”) as the Committee, in its sole discretion, may select from time to time. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary.
1.5     Shares Available. Subject to adjustment as provided in Section 5.7, 8,000,000 shares of Common Stock (the “Plan Maximum”) shall be available under this Plan for awards that are granted after the Company’s 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”). The Plan Maximum includes shares of Common Stock that were available for new awards under the Plan as in effect immediately prior to the 2005 Annual Meeting. Shares of Common Stock subject to awards outstanding under the Plan immediately prior to the 2005 Annual Meeting shall also be available for issuance hereunder. The Plan Maximum shall be reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Stock Award after the 2005 Annual Meeting or (ii) that become subject to options, SARs or Performance Shares, in each case that are granted after the 2005 Annual Meeting, in the following ratios: 1 to 1 for each Incentive Stock Option, Non-Statutory Stock Option or Free-Standing SAR and 2.5 to 1 for any other type of award under the Plan, it being understood that in the case of an SAR the reduction shall be equal to the total number of SARs subject to the award, regardless of the number of shares of Common Stock that may be issued upon settlement thereof. Notwithstanding the immediately preceding sentence, the Plan Maximum shall not be reduced by virtue of the grant of Performance Shares or SARs that may only be settled in cash. To the extent that shares of Common Stock subject to an option (other than in connection with the exercise of a Tandem SAR), Stock Award or Performance Share award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award: (i) such shares of Common Stock shall again be available under this Plan and (ii) the Plan Maximum shall be increased to the extent it was reduced when such award was granted (or if such award was granted prior to the 2005 Annual Meeting, the Plan Maximum shall be increased by 1 for each share of Common Stock subject to such award). If a Performance Share or SAR that can be settled in either cash or Common Stock is settled in cash, in whole or in part, the Plan Maximum shall be increased to the extent it was reduced with respect to the cash-settled portion of the award when the award was granted. If an award is made in the form of an option coupled with a Performance Share Award such that the Participant can receive the designated number of shares either upon exercise of the option or upon earning of the Performance Share, but not both, such coupled award shall be treated as a single award of the designated number of shares for purposes of this Section 1.5.
      Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.
      To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 5.7.
      Subject to the Plan Maximum, the maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options granted after the 2005 Annual Meeting shall be 8,000,000, subject to adjustment as provided in Section 5.7.

II.     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1     Stock Options. The Committee may, in its discretion, grant Incentive Stock Options or Non-Statutory Stock Options to such eligible persons under Section 1.4 as may be selected by the Committee.
      Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
      (a) Number of Shares and Purchase Price. The number of shares and the purchase price per share of Common Stock subject to an option shall be determined by the Committee, provided, however, that the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
      (b) Option Period and Exercisability. Each option, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the option before any part of the option shall be exercisable, except in the case of a Change in Control. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. Once determined and stated in an Agreement with respect to an option, the period during which an option can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only for whole shares of Common Stock.
      (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company’s satisfaction) either (A) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously acquired shares of Common Stock that have an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise (provided that except as otherwise determined by the Committee, the shares of Common Stock that are tendered must have been held by the Participant for at least six (6) months (or such other period as the Committee may permit) prior to their tender to satisfy the aggregate purchase price if acquired under this Plan or any other compensation plan maintained by the Company, or have been purchased in the open market) (C) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefore has been paid (or arrangement made for such payment to the Company’s satisfaction).
2.2     Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

      SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
      (a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.
      (b) Exercise Period and Exercisability. Each SAR, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the option before any part of the SAR shall be exercisable, except in the case of a Change in Control. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof, provided, however, that cash settled SARs may only be granted to persons not subject to United States income tax laws, including Section 409A of the Code and the rules and regulations promulgated thereunder. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised later than 10 years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. Once determined and stated in an Agreement with respect to an SAR, the period during which an SAR can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.
      (c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.
2.3     Termination of Employment or Service. (a) Non-Statutory Stock Options and SARs. Unless otherwise specified in the Agreement evidencing an option or SAR, but subject to Section 2.1(b) or Section 2.2(b), as the case may be, if the holder of an option (other than an Incentive Stock Option) or SAR terminates employment with the Company by reason of (i) death, or (ii) retirement on or after age 55 with a minimum of 10 years of employment with or service to the company, or (iii) the occurrence of such individual’s Disability Date, such option or SAR shall be exercisable for the remainder of the option period or SAR period as stated under the terms of the option or SAR, as the case may be, but only to the extent that such option or SAR was exercisable at the date of such termination of employment.
      If the employment with the Company of the holder of an option (other than an Incentive Stock Option) or SAR is terminated for any other reason, such option or SAR shall remain exercisable to the extent that it was exercisable at the date of such termination of employment, for a period of 90 days following such termination of employment. Notwithstanding anything to the contrary contained in the preceding sentence, if such holder’s employment with the Company is terminated by the Company for Cause, his or her rights under all options and SARs shall terminate automatically on the effective date of such termination of employment.

      (b) Termination of Employment — Incentive Stock Options. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the holder of an Incentive Stock Option terminates employment with the Company by reason of Permanent and Total Disability, such Incentive Stock Option shall be exercisable only to the extent that it was exercisable on the effective date of such termination of employment and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is one year after the effective date of such termination of employment.
      Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the holder of an Incentive Stock Option ceases to be an employee of the Company by reason of his or her death, such Incentive Stock Option shall be exercisable only to the extent that it was exercisable on the date of such optionee’s death and may thereafter be exercised by such optionee’s executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.
      If the Company terminates the employment of the holder of an Incentive Stock Option for Cause, such Incentive Stock Option shall terminate automatically on the effective date of such termination of employment.
      Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the Company’s employment of the holder of an Incentive Stock Option is terminated for any reason other than Permanent and Total disability, death or Cause, such Incentive Stock shall be excisable only to the extent that it was exercisable on the effective date of such termination of employment, and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until the date which is 90 days after the effective date of such termination of employment.
      If the holder of an Incentive Stock Option dies during the period set forth in the first paragraph of this Subsection (b) following termination of employment by reason of Permanent and Total Disability, or during the period set forth in the fourth paragraph of this Subsection (b) following termination of employment for any reason other than Permanent and Total Disability for death or Cause, such Incentive Stock Option shall be exercisable only to the extent it was exercisable on the date of the holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.
2.4     No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.
III.     STOCK AWARDS
3.1     Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award, or Bonus Stock Award.
3.2     Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
      (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award, or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award shall be determined by the Committee.
      (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction

Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period, and for the forfeiture of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Performance Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.
      Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.
      (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
      (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
      (e) Rights and Provisions Applicable to Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit Awards as provided above. No shares of Common Stock and no certificates representing shares of Common Stock that are the subject to a Restricted Stock Unit Award shall be issued upon the grant of a Restricted Stock Unit Award. Instead, shares of Common Stock subject to Restricted Stock Unit Awards and the certificates representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit Award.
3.3     Termination of Employment or Service. (a) Disability, Retirement and Death. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of (i) death, or (ii) retirement on or after age 55 (with a minimum of 10 years of employment with or service to the Company), or (iii) the occurrence of such Participant’s Disability Date, or (iv) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the restrictions imposed hereunder shall lapse with respect to such number of shares of Restricted Stock, if any, as shall be determined by the Committee, and the balance of such shares of Restricted Stock shall be forfeited to the Company.
      (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of a Restricted Stock Award terminates for any other reason during the Restriction Period, then the portion of such award which is subject to a Restriction Period on the effective date of such holder’s termination of employment or service shall be forfeited by such holder and such portion shall be canceled by the Company.
IV.     PERFORMANCE SHARE AWARDS
4.1     Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1.4 as may be selected by the Committee.
4.2     Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
      (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.
      (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.
      (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10. Notwithstanding any other provision of the Plan to the contrary, payments of cash, shares of Common Stock, or any combination thereof to any Participant in respect of the settlement of a Performance Share Award for any Performance Period shall not exceed $5,000,000, with respect to the cash payment for such award, and shall not exceed 250,000 shares of Common Stock, with respect to the Common Stock payment for such award.
4.3     Termination of Employment. (a) Disability, Retirement and Death. Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of such award terminates prior to the end of the Performance Period applicable to such award by reason of (i) death, or (ii) retirement on or after age 55 (with a minimum of 10 years of employment or service with the Company, (iii) the occurrence of such Participant’s Disability Date or (v) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the Committee, in its sole discretion and taking into consideration the performance of such Participant and the performance of the Company during the Performance Period, may authorize the payment to such Participant (or his legal representative) at the end of the Performance Period of all or any portion of the Performance Award which would have been paid to such Participant for such Performance Period.
      (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of a Performance Share Award terminates for any other reason prior to the end of a Performance Period, then the portion of such award which is subject to such Performance Period on the effective date of such holder’s termination of employment shall be forfeited and such portion shall be canceled by the Company.

V.     GENERAL
5.1     Effective Date and Term of Plan. This Plan has been approved by the stockholders of the Company and became effective as of January 1, 1998. This Plan shall terminate on May 1, 2015, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.
5.2     Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an option. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.
5.3     Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.
5.4     Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.
5.5     Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company in the amount necessary to satisfy any such obligation, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an Incentive Stock Option or Non-Statutory Stock Option, a cash payment in the amount necessary to satisfy any such obligation by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
5.6     Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7     Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be awarded during any calendar year to any one person, the maximum number of shares of Common Stock that may be issued pursuant to Awards in the form of Incentive Stock Options, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such award.
5.8     Change in Control.
      (a)(1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the cases of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.
      (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or (2) below or within ten days of the approval of the stockholders of the Company contemplated by Section (b)(3) or (4) below, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or an award of Restricted Stock Units, the number of shares of Common Stock then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control or (iv) in the case of a Performance Share Award, the number of Performance Shares then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the highest Fair Market Value of a share of Common Stock during the 90-day period immediately preceding the date of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.
      (b) “Change in Control” shall mean:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 15% or more of the Outstanding Common Stock or 15% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the beginning of any consecutive two-year period constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 15% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.
5.9     No Right of Participation or Employment. No person shall have any right to participate in this Plan. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.
5.10     Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.11     Stock Certificates. To the extent that this Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange.
5.12     Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.13     Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purpose of this Plan and, in furtherance of such purpose, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any of its Subsidiaries operates or has employees.

APPENDIX C
CORN PRODUCTS INTERNATIONAL, INC.
ANNUAL INCENTIVE PLAN
      Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

Code — the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

Committee — the Compensation Committee of the Board of Directors of the Company. Unless the Board of Directors determines otherwise, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

Company — Corn Products International, Inc., a Delaware corporation.

Exchange Act — shall mean the Securities Exchange Act of 1934, as amended.

Participant — shall mean the Chairman and Chief Executive Officer and any other executive officer or key employee of the Company who is designated by the Committee at any time as a Participant in this Plan.

Performance Measures — shall mean the criteria and objectives, established by the Committee in its sole discretion, which shall be satisfied or met as a condition to a Participant’s receipt of a bonus payment for a Performance Period. The Committee may amend or adjust the Performance Measures for a Performance Period in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only, in the case of a bonus payment that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, to the extent such adjustment would not cause any portion of the bonus payment to be nondeductible pursuant to Section 162(m) of the Code. In the case of a bonus that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Performance Measures shall be based on one or more of the following business criteria, determined with respect to the performance of Company as a whole, or, where determined to be appropriate by the Committee, with respect to the performance of one or more divisions or groups within the Company, or with respect to the performance of individual Participants: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; return on stockholders’ equity; return on assets; return on capital employed; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers and/or reductions in costs; total stockholder return (based on the change in the price of a share of the Company’s common stock and dividends paid); operating income; and cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment) for the applicable Performance Period.

Performance Period — shall mean the twelve consecutive month period which coincides with the Company’s fiscal year.

Plan — shall mean the Corn Products International, Inc. Annual Incentive Plan as set forth herein and as from time to time amended.

2.	Administration.
      2.1     Committee. The Plan shall be administered by the Committee.
      2.2     Determinations Made For Each Performance Period. With respect to each Performance Period, the Committee shall:

(a) Designate Participants for that Performance Period.

(b) Determine the amount or formula for determining each Participant’s maximum bonus payment for the Performance Period.

(c) Establish the Performance Measures for the Performance Period, including the identification of any events for which adjustments are to be made to the Performance Measures.

(d) Establish the Performance Measure targets for the Performance Period.
In the case of bonus payments that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee shall take the above actions on or before the 90th day of the Performance Period, except to the extent that failure to do so would not cause any portion of the bonus payment to be nondeductible pursuant to Section 162(m) of the Code.
      2.3     Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Committee must certify in writing that the applicable Performance Measure targets and all other factors upon which a bonus is based have been attained.
      2.4     Stockholder Approval. The material terms of this Plan shall be disclosed to and approved by stockholders of the Company in accordance with Section 162(m) of the Code. No bonus shall be paid under this Plan unless such stockholder approval has been obtained.

3.	Bonus Payment.
      3.1     Formula. Each Participant who (i) is an employee of the Company on the last day of a Performance Period, or whose employment was terminated during the Performance Period due to retirement, disability or death, and (ii) was employed by the Company during at least six months of the Performance Period, shall be eligible to receive a bonus payment for a Performance Period in an amount established by, or determined under a bonus formula established by, the Committee for the Performance Period based on the attainment of the Performance Measure targets for the Performance Period. A Participant who is eligible to receive a bonus payment for a Performance Period, but who was not actively employed during the entire Performance Period, shall receive a prorated bonus payment determined in accordance with rules established by the Committee.
      3.2     Limitations. In the case of bonus payments that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the following limitations shall apply:

(a) No payment if Performance Measure threshold not achieved. In no event shall any Participant receive a bonus payment hereunder if the minimum threshold Performance Measure requirement applicable to the bonus payment is not achieved during the Performance Period.

(b) No payment in excess of preestablished amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $2.5 million.

(c) Committee may reduce bonus payment. The Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable to a Participant under this Plan. The Committee may exercise such discretion by establishing conditions for the payment of bonuses in addition to the Performance Measure targets, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

4.	Bonus Payments.
      4.1     Time and Form of Payments. The bonus payment payable to a Participant under the Plan for a Performance Period shall be paid to the Participant in cash as soon as determined by the Committee after it has certified that the Performance Measure targets and all other factors upon which the bonus payment for the Participant is based have been attained; provided, however, that such payment shall not be made later than two and one-half months after the end of the Performance Period.
      4.2     Nontransferability. Participants shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant.
      4.3     Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.
5.     Amendment and Termination. The Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code.

6.	Miscellaneous.
      6.1     Effective Date. The effective date of the Plan shall be January 1, 2000.
      6.2     Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.
      6.3     Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.
      6.4     Employment Rights and Other Benefits Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant’s employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.
      6.5     No Trust Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.
      6.6     Governing Law. The place of administration of the Plan shall be in the State of Illinois. The Plan shall be construed and administered in accordance with the laws of the State of Illinois, without giving effect to principles relating to conflict of laws.

      6.7     Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.
      6.8     Qualified Performance-Based Compensation. In the case of bonus payments that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, all of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify such payments as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

ADMISSION TICKET

2005 Annual Meeting of Stockholders

Wednesday, May 18, 2005
9:00 a.m. at the

Westbrook Corporate Center Meeting Facility
Annex between Towers 2 and 5, Westchester, Illinois 60154

Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission for yourself and one guest. Seating will be on a first-come, first-served basis and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼

Annual Meeting of Stockholders – To Be Held Wednesday, May 18, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I, a stockholder of Corn Products International, Inc., acknowledge receipt of the Proxy Statement dated March 29, 2005, and appoint SAMUEL C. SCOTT III and/or MARCIA E. DOANE proxies and attorneys-in-fact, with full power of substitution, on my behalf and in my name, to represent me at the Annual Meeting of Stockholders to be held Wednesday, May 18, 2005 at 9:00 a.m., Central Daylight Saving Time, at the Westbrook Corporate Center Meeting Facility, Westchester, Illinois 60154, and at any adjournment(s) of the meeting, and to vote all shares of Common Stock which I would be entitled to vote if I were personally present, on all matters listed on the reverse side.

IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL,
PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE.

Corn Products International, Inc. encourages you to take advantage of new and convenient ways to vote these shares for matters to be covered at the 2005 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined on the reverse side to cast your ballot.

Comments:

(If you noted comments above, please mark the corresponding box on the reverse side.)

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

5 WESTBROOK CORPORATE CENTER
TOWER 5, 5TH FLOOR
WESTCHESTER, ILLINOIS 60154

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Corn Products International, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corn Products International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by phone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CORN01	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORN PRODUCTS INTERNATIONAL, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 AND 4 Vote On Directors

1.	To elect the following Nominees for a term expiring at the 2008 annual meeting of stockholders:		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

	01)	Richard J. Almeida	☐	☐	☐
	02)	Guenther E. Greiner
	03)	Gregory B. Kenny
	04)	James M. Ringler

Vote On Proposals		For	Against	Abstain

2.	To approve amendments to the Corn Products International, Inc., 1998 Stock Incentive Plan which will be redesignated as the Corn Products International, Inc. Stock Incentive Plan.	☐	☐	☐

3.	To reapprove the Corn Products International, Inc. Annual Incentive Plan.	☐	☐	☐

4.	To ratify the appointment of KPMG LLP as independent auditors for the Company for 2005.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or any adjournment or adjournments thereof, the person named in this proxy will vote in his or her discretion.

If you have comments, please mark this box and
note them on the reverse side.     ☐

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date